UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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UST INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
March 24, 2008

6 High Ridge Park
Building A
Stamford, Connecticut 06905

To the Stockholders of UST Inc.:

The 2008 Annual Meeting of Stockholders of UST Inc. (the “Company”) will be held at the Holiday Inn Downtown Stamford, 700 East Main Street, Stamford, Connecticut, on Tuesday, May 6, 2008, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

(1) to elect nine directors to serve for terms of one year each, expiring at the next Annual Meeting, or until their respective successors are duly elected and qualified;

(2) to ratify the appointment of independent auditors of the accounts of the Company for the year 2008;

(3) to consider and act upon two stockholder proposals, if presented by their proponents, relating to the calling of special meetings by stockholders and health care reform principles; and

(4) to consider and act upon such other business as may properly come before the meeting.

Stockholders of record as of the close of business on March 10, 2008 will be entitled to vote at the meeting. The approximate date of sending this Proxy Statement, or first making it available to stockholders, is on or about March 24, 2008. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relevant to the meeting, on and after April 25, 2008, during normal business hours at the Company’s principal executive offices located at the above address.

You are urged to vote your proxy promptly whether or not you plan to attend the meeting in person. You can vote your shares electronically through the Internet, by toll-free telephone call, ballot or proxy card. The Company’s transfer agent, which is tabulating votes cast at the meeting, will count the last vote received from a stockholder, whether by telephone, proxy, ballot or electronically through the Internet. Please note all votes cast via telephone or the Internet must be cast prior to 2:00 a.m., Eastern Daylight Savings Time, on Tuesday, May 6, 2008.
RICHARD A. KOHLBERGER
Senior Vice President, General Counsel, Secretary,
and Chief Administrative Officer

6 High Ridge Park
Building A
Stamford, Connecticut 06905

PROXY STATEMENT

Proxies and Voting Information

Solicitation of Proxy

The enclosed proxy is solicited by the Board of Directors (the “Board”) of UST Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 6, 2008, including any adjournment thereof. Whether or not you plan to attend the Annual Meeting, the Board respectfully requests the privilege of voting on your behalf and urges you to either sign, date and return the enclosed proxy or vote your shares via telephone or the Internet. By doing so you will, unless such proxy is subsequently revoked by you, authorize the persons named therein, or any of them, to act on your behalf at the Annual Meeting.

Any stockholder who submits a proxy may revoke it by giving a written notice of revocation to the Secretary or, before the proxy is voted, by submitting a duly executed proxy bearing a later date. The Company’s transfer agent, which is tabulating votes cast at the Annual Meeting, will count the last vote received from each stockholder, whether by telephone, proxy, ballot or electronically through the Internet.

As of the close of business on March 10, 2008, the record date for the Annual Meeting, the outstanding stock of the Company entitled to vote consisted of 149,196,608 shares of common stock (“Common Stock”). Each share of Common Stock is entitled to one vote.

Appearance at the Annual Meeting in person or by proxy of the holders of Common Stock entitled to cast at least 74,598,304 votes is required for a quorum.

Attendance and Procedures at Annual Meeting

Attendance at the Annual Meeting will be limited to stockholders of record, beneficial owners of Common Stock entitled to vote at the meeting having evidence of ownership, a duly appointed proxy holder with the right to vote on behalf of an absent stockholder (one proxy holder per absent stockholder) and invited guests of the Company. Any person claiming to be the proxy holder of an absent stockholder must, upon request, produce written evidence of such authorization. If your shares are held in the name of a broker, bank or other nominee, and you wish to attend the Annual Meeting, you must bring with you a proxy or letter from the broker, bank or other nominee as evidence of your beneficial ownership of the shares. Management requires all signs, banners, placards, cameras and recording equipment to be left outside the meeting room.

Actions to be Taken at Annual Meeting

1. Nine directors will be elected to serve for terms of one year each, expiring at the next Annual Meeting, or until their respective successors are elected and qualified.

2. A resolution will be offered to ratify the appointment of independent auditors of the accounts of the Company for the year 2008.

3. Two resolutions relating to the calling of special meetings by stockholders and health care reform principles that the Company has been advised will be proposed by stockholders will be acted upon, if presented by their proponents, at the meeting.

Your authorized proxies will vote FOR the election of the individuals herein nominated for directors, FOR the resolution regarding the auditors, and AGAINST the stockholder proposals relating to the calling of special meetings by stockholders and health care reform principles, unless you designate otherwise. A proxy designating how it should be voted will be voted accordingly. If you hold your shares through a broker or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters.

Proposal No. 1

Election of Directors

The Board currently consists of nine members. Each of the current directors was elected by the stockholders at the Annual Meeting of Stockholders in 2007, except for Lawrence J. Ruisi, who was appointed to the Board effective January 1, 2008, and is standing for election for the first time.

Directors are elected by a plurality of votes cast. “Plurality” means that the nominees who receive the largest number of votes cast “For” are elected as directors, up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted “For” a particular nominee as a result of a direction to withhold or broker non-vote will not affect the outcome of the vote. Your proxy, unless otherwise marked, will be voted for the nominees further described below. In the event that any nominee is not available for election at the time of the Annual Meeting or any adjournment thereof, an event which is not anticipated, your proxy may be voted for a substitute nominee and will be voted for the other nominees named below. The Company currently intends to take steps to adopt a majority vote standard for the election of directors in uncontested situations in the coming year.

Upon recommendation of the Nominating & Corporate Governance Committee, the Board has nominated the following nine current members of the Board to serve for a term of one year each to expire at the 2009 Annual Meeting of Stockholders, or until their respective successors are elected and qualified: John D. Barr, John P. Clancey, Patricia Diaz Dennis, Joseph E. Heid, Murray S. Kessler, Peter J. Neff, Andrew J. Parsons, Ronald J. Rossi and Lawrence J. Ruisi.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE FOLLOWING NOMINEES (Proposal No. 1).

The Nominees

Set forth below is certain information on each of the nominees, including the number of shares of Common Stock beneficially owned by such nominee as of December 31, 2007.

Nominees For Director

John D. Barr
Age 60
Shares beneficially owned:
Outstanding shares — 11,680
Shares pledged as security or collateral — 0
Shares subject to options — 2,785
Present term expires in 2008
Director since 2003

Mr. Barr has served as Vice Chairman of the Board of Directors of Papa Murphy’s International, Inc. since June 2004 and as its Chief Executive Officer since April 2005. He served as a director of Performance Logistics Group, Inc. until December 2006, and from March 2004 to September 2005 he served as its Chairman. From 1999 to April 2004, Mr. Barr served as President and Chief Executive Officer of Automotive Performance Industries. He also serves as a director of Penske Auto Group and Clean Harbors Inc.

Nominees For Director

John P. Clancey
Age 63
Shares beneficially owned:
Outstanding shares — 27,982
Shares pledged as security or collateral — 0
Shares subject to options — 10,285
Present term expires in 2008
Director since 1997

Mr. Clancey has served as Chairman of Maersk Inc. since December 1999. He served as President and Chief Executive Officer of Sea-Land Service, Inc. from July 1991 to December 1999.

Patricia Diaz Dennis
Age 61
Shares beneficially owned:
Outstanding shares — 13,280
Shares pledged as security or collateral — 0
Shares subject to options — 4,285
Present term expires in 2008
Director since 2001

Ms. Diaz Dennis has served as Senior Vice President and Assistant General Counsel for AT&T Services, Inc., a subsidiary of AT&T Inc. (formerly SBC Communications Inc. (“SBC”)) since November 18, 2005. Effective May 2, 2007, her responsibilities include oversight of AT&T corporate litigation and legal matters related to procurement, corporate real estate, environmental and corporate compliance. Previously, she was responsible for labor and employment matters and Sterling Commerce legal matters for AT&T. She has served in various executive positions for SBC and its affiliated companies, including, Senior Vice President and Assistant General Counsel of SBC Services, Inc. from August 2004 to November 17, 2005; and Senior Vice President, General Counsel and Secretary of SBC West from May 2002 to August 2004.

Joseph E. Heid
Age 61
Shares beneficially owned:
Outstanding shares — 17,367
Shares pledged as security or collateral — 0
Shares subject to options — 1,285
Present term expires in 2008
Director since 2003

Mr. Heid served as Chairman, President and Chief Executive Officer of Esprit de Corp. from December 1999 to July 2002. From November 1997 to November 1999, he served as President of Revlon International. He previously served as Senior Vice President of Sara Lee Corporation. Mr. Heid is a certified public accountant.

Nominees For Director

Murray S. Kessler
Age 48
Shares beneficially owned:
Outstanding shares — 236,925
Shares pledged as security or collateral — 18,100
Shares subject to options — 381,600
Present term expires in 2008
Director since 2005

Mr. Kessler has served as Chairman of the Board since January 1, 2008 and has served as President and Chief Executive Officer of the Company since January 1, 2007. He served as President and Chief Operating Officer of the Company from November 3, 2005 to December 31, 2006. Mr. Kessler served as President of U.S. Smokeless Tobacco Company from April 6, 2000 to November 2, 2005.

Peter J. Neff
Age 69
Shares beneficially owned:
Outstanding shares — 16,151
Shares pledged as security or collateral — 0
Shares subject to options — 5,785
Present term expires in 2008
Director since 1997

Mr. Neff served as President and Chief Executive Officer of Rhône-Poulenc, Inc., the U.S. subsidiary of Rhône-Poulenc, S.A. from 1991 to 1996.

Andrew J. Parsons
Age 64
Shares beneficially owned:
Outstanding shares — 10,022
Shares pledged as security or collateral — 0
Shares subject to options — 0
Present term expires in 2008
Director since 2005

Mr. Parsons served as a Director and Senior Partner of McKinsey & Company where he was employed from 1976 to December 2000. He served as a member of the McKinsey Advisory Council from 2001 to 2004, and is currently a Director Emeritus. Prior to joining McKinsey & Company, Mr. Parsons served in various management positions with Prestige Group Ltd., a division of American Home Products Corporation, now known as Wyeth. He also serves as a director of AT Cross Company and as a director of several private companies and not-for-profit organizations, including the United Way.

Nominees For Director

Ronald J. Rossi
Age 68
Shares beneficially owned:
Outstanding shares — 23,441
Shares pledged as security or collateral — 0
Shares subject to options — 1,285
Present term expires in 2008
Director since 2004

Mr. Rossi served as Chairman of the Board of Lojack Corporation (“Lojack”) from May 2001 to May 31, 2006. From November 2000 to December 2004, he also served as Chief Executive Officer of Lojack. Mr. Rossi previously served as President of Oral-B Laboratories, Inc., a subsidiary of The Gillette Company, from 1998 to 2000. Mr. Rossi also serves on the Board of Directors of Mentor Corporation.

Lawrence J. Ruisi
Age 59
Shares beneficially owned:
Outstanding shares — 0
Shares pledged as security or collateral — 0
Shares subject to options — 0
Present term expires in 2008
Director since 2008

Mr. Ruisi served as President and Chief Executive Officer of Loews Cineplex Entertainment Corp. (“Loews”) from 1998 to 2002. Prior to joining Loews, Mr. Ruisi served as Executive Vice President of Sony Pictures Entertainment from 1990 to 1998, and from 1994 to 1998 he served as President of Sony Retail Entertainment. He also serves as a director of Hughes Communications, Inc. and Innkeepers USA.

As of December 31, 2007, all directors and executive officers as a group beneficially owned 906,170 shares of Common Stock and had exercisable options to acquire 998,210 shares of Common Stock, which together represented in the aggregate approximately 1.2 percent of the outstanding Common Stock including options held by all such persons. No executive officer or director beneficially owned more than 1 percent of the aggregate amount of the outstanding Common Stock including options held by the respective person.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE

Corporate Governance Guidelines

The corporate governance listing standards of the New York Stock Exchange (the “NYSE rules”) require that the Board be comprised of a majority of independent directors. The federal securities laws and the rules promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”) and the NYSE rules, taken together, require that the Audit Committee, the Nominating & Corporate Governance Committee and the Compensation Committee each be comprised solely of independent directors.

To ensure compliance with these requirements each year, the Board, acting through the Nominating & Corporate Governance Committee, reviews the relationships that each director has with the Company based primarily on a review of the questionnaires completed by the directors regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors. Only those directors whom the Board affirmatively determines have no material relationship with the Company may, under the NYSE rules, qualify as independent directors. To assist in the review process, the Board has established standards concerning relationships that, absent special circumstances, would not be deemed material and thereby cause a director not to be considered independent. These standards are set forth below and in UST Inc.’s Corporate Governance Guidelines which are available on the Company’s website at www.ustinc.com under the heading “Investors/Corporate Governance/Corporate Governance Guidelines.” A printed copy of the Company’s Corporate Governance Guidelines is also available to stockholders free of charge upon oral or written request, addressed to the Secretary at UST Inc., 6 High Ridge Park, Building A, Stamford, Connecticut 06905.

The independence standards, as set forth in the Company’s Corporate Governance Guidelines, provide as follows:

A substantial majority of the Board shall, at all times, be directors who qualify as independent directors (“Independent Directors”) under the NYSE rules in effect from time to time.

Annually, the Nominating & Corporate Governance Committee shall review and report to the Board on (i) whether any director, other than management directors, has any relationship, which, in the opinion of the Nominating & Corporate Governance Committee is material (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) or (ii) would otherwise cause such person not to qualify as an “independent” director under the NYSE rules and, in the case of members of the Audit Committee, the Sarbanes-Oxley Act of 2002.

To facilitate the Nominating & Corporate Governance Committee’s review, the Nominating & Corporate Governance Committee has identified certain relationships, which, absent special circumstances, would not be deemed to be material and, as such, not interfere with a director’s qualifying as an “independent” director. Such relationships include:

•   being a person who is a current employee, or whose immediate family member (as defined in the rules of the NYSE) is a current executive officer of a Company that, during the current year or in the past three fiscal years, makes (or expects to make) payments to, or receives (or expects to receive) payments from, the Company for property or services in an amount which, in any single fiscal year, does not exceed (and, in the current year, is not expected to exceed) the greater of $1 million, or 1 percent of such other Company’s consolidated gross revenues;

•   being a person whose immediate family member has received in the past three years, or, with respect to the current year is expected to receive, direct compensation from the Company, provided that the amount of such direct compensation received by such immediate family member did not during any 12-month period in the preceding three years, and is not expected to during any 12-month period in the future, exceed $100,000;

•   being a person who was affiliated with or employed by, or whose immediate family member was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company, provided that (i) neither such person nor any immediate family member of such person is a current partner of the Company’s internal or external auditor; (ii) such person is not a current employee of such a firm; (iii) no immediate family member of such person is a current employee of such a firm, participating in the firm’s audit, assurance or tax compliance (but not tax planning) practices; and (iv) neither such person nor any immediate family member of such a person, as an employee or partner of such firm, personally did work on the Company’s audit within the last three years.

•   being a person who was employed, or whose immediate family member was employed, as an executive officer of another organization where any of the Company’s present executives served at the same time on that organization’s compensation committee, provided that at least three years have passed since the time such contemporaneous compensation committee service and employment relationship last occurred;

•   being a person who was a director or an executive officer of a charitable organization to which the Company has made a contribution, provided that contributions to such organization by the Company, in any single fiscal year during the preceding three fiscal years, did not, and are not expected in the current fiscal year to, exceed the greater of $100,000, or 1 percent of such charitable organization’s consolidated gross revenues; and

•   being a member of a law firm, or a partner or executive officer of any investment banking firm which has provided, or is providing, services to the Company, provided that the person is not a member of the Audit Committee and the fees paid, or expected to be paid, for services in each of the prior three fiscal years and anticipated for the current fiscal year are less than 1 percent of that firm’s gross revenues for the applicable fiscal year.

To the extent that any such relationship exists in which the thresholds described above are exceeded, the Nominating & Corporate Governance Committee shall review the independence of such director in light of all relevant facts and circumstances, including the NYSE rules. Any determination made by the Nominating & Corporate Governance Committee with respect to the independence of such director, including a description of any such relationship, shall be disclosed in the Company’s annual proxy statement.

Director Independence

In light of the foregoing, the Nominating & Corporate Governance Committee has reviewed, on behalf of the Board, the independence of all directors and has determined, based on the information provided to it by the directors, that, as of the Annual Meeting, all directors other than Mr. Kessler, the Company’s Chairman of the Board and Chief Executive Officer, will qualify as independent directors under the NYSE rules, and that, as of the Annual Meeting, each member of the Audit Committee, the Nominating & Corporate Governance Committee and the Compensation Committee will also satisfy any additional independence requirements applicable, under the federal securities laws and the NYSE rules, to members of such committees.

Director Nomination Procedures

It is the Company’s desire to select individuals for nomination to the Board who are the most highly qualified and who, if elected, will enhance the Board’s ability to oversee and direct, in an effective manner, the business of the Company and to best serve the general interests of the Company and its stockholders. In its assessment of potential nominees, the Nominating & Corporate Governance Committee will consider whether any such nominee:

•   Meets New York Stock Exchange independence criteria;

•   Reflects highest personal and professional ethics and integrity;

•   Has relevant educational background;

•   Has demonstrated effectiveness and possesses sound judgment;

•   Has qualifications to serve on appropriate Board committees;

•   Has experience relevant to the business needs and objectives of the Company;

•   Has the ability to make independent and analytical judgments;

•   Has adequate time to devote to Board responsibilities; and

•   Has effective communication skills.

Such matters will be considered in light of the then current diversity and overall composition of the Board.

The Nominating & Corporate Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee reflects the highest personal and professional ethics and integrity, has the ability to make independent and analytical judgments and has adequate time to devote to Board responsibilities. In addition, the Nominating & Corporate Governance Committee examines a candidate’s specific experience and skills, potential conflicts of interest and independence from management and the Company.

The Nominating & Corporate Governance Committee identifies potential nominees through referrals by current directors and executive officers and also from search firms specializing in identifying director candidates whose services have been retained by the Committee. The Nominating & Corporate Governance Committee presently has on retainer the firm of Canny, Bowen Inc. to assist it in identifying potential candidates. The Committee will consider candidates from other sources, including, as described below, from stockholders.

Once an individual has been proposed for consideration to the Nominating & Corporate Governance Committee as a possible candidate, the Nominating & Corporate Governance Committee reviews the person’s background and qualifications, as well as the needs and the then current composition of the Board. If the Nominating & Corporate Governance Committee determines that the proposed candidate warrants further consideration, a meeting may be arranged with the proposed candidate and the chair and/or other members of the Nominating & Corporate Governance Committee.

The Nominating & Corporate Governance Committee will consider and evaluate candidates suggested in a timely manner by stockholders, taking into account the qualities of any individual so suggested and the vacancies and needs of the Board. To enable the Nominating & Corporate Governance Committee to consider and evaluate properly any such candidate prior to the next Annual Meeting, the Secretary should receive, no later than November 24, 2008, the following information:

•   The name, business address and curriculum vitae of any proposed candidate;

•   A description of what would make such person an effective addition to the Board;

•   A description of any relationships or circumstances that could affect such person’s qualifying as an independent director;

•   A confirmation of such person’s willingness to serve as a director;

•   Any information about such person that would, under the federal proxy rules, be required to be included in the Company’s proxy statement if such person were a nominee, including, without limitation, the number of shares of Common Stock beneficially owned by such person; and

•   The name, address and telephone number of the stockholder submitting the recommendation, as well as the number of shares of Common Stock beneficially owned by such stockholder and a description of any relationship between the proposed candidate and the stockholder submitting his or her name.

All such proposed candidates shall be reviewed and evaluated in accordance with the selection criteria discussed above. The Nominating & Corporate Governance Committee’s evaluation process does not vary based on whether or not a proposed candidate is recommended by a stockholder.

Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board including, without limitation, the director who presides at executive sessions of the Board or the non-management directors as a group, any Board committee or any chair of any such committee, by mail. To communicate with directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors, by either name or title. All such correspondence should be sent c/o Secretary at UST Inc., 6 High Ridge Park, Building A, Stamford, Connecticut 06905.

A copy of all such communications will be provided, as appropriate, to any member (or all members) of the Board, including, without limitation, the director who presides at executive sessions of the Board, the non-management directors as a group, any Board committee or any chair of any such committee, if the address label of the communication is so addressed. Communications, as appropriate, may be reviewed initially by the General Counsel’s office or by the Secretary, who shall report on the status thereof to the Board of Directors, the Audit Committee or, as appropriate, other directors. The Company reserves the right not to forward to the directors any material received in the nature of advertising or promotions of a product or service, or that otherwise constitutes patently offensive material.

Code of Ethics

The Company has adopted a Code of Ethics for Senior Officers (the “Code”) that applies to its principal executive officer, principal financial officer and principal accounting officer (Controller). The Code is available on the Company’s website at www.ustinc.com under the heading “Investors/Corporate Governance/Codes of Conduct.” A free copy of the Code will be made available to any stockholder upon oral or written request addressed to the Secretary at UST Inc., 6 High Ridge Park, Building A, Stamford, Connecticut 06905. The Company will post promptly on its website any amendment to the Code or waiver of a provision thereunder, rather than filing with the SEC any such amendment or waiver as part of a Current Report on Form 8-K. The Company has also adopted a Directors’ Code of Responsibility and a Code of Corporate Responsibility applicable to all employees. These codes are also posted on the Company’s website and are similarly available from the Company.

Policy Regarding Stockholder Rights Plans

The Board has adopted a policy which provides that the Company will not adopt a stockholder rights plan without first submitting such a plan to a vote of the Company’s stockholders, subject to limited exceptions as set forth in the policy. A copy of this policy is available on the Company’s website at www.ustinc.com under the heading “Investors/Corporate Governance/Rights Plan Policy.”

MEETINGS AND COMMITTEES OF THE BOARD

Board Meetings; Annual Meeting Attendance

The Board held 12 meetings during 2007. No director attended fewer than 75 percent of the meetings held, including meetings held by all committees of the Board on which such director served. Absent unusual or extraordinary circumstances, each director is expected to attend the Company’s Annual Meeting of Stockholders. All members of the Board were in attendance at the 2007 Annual Meeting of Stockholders.

Executive Sessions

The non-management directors of the Company meet in executive sessions without management on a regular basis. The chair of the Nominating & Corporate Governance Committee presides at such executive sessions (the “Presiding Director”). In the absence of the Presiding Director, the non-management directors will designate another person to preside over such executive sessions.

Committees of the Board

The Board has four standing committees to facilitate and assist it in executing its responsibilities. The Committees are the Audit Committee, the Compensation Committee, the Nominating & Corporate Governance Committee and the Strategic Review Committee.

Audit Committee

The Audit Committee, which met 12 times during 2007, is comprised of the following directors: Joseph E. Heid — Chairman, Patricia Diaz Dennis, Andrew J. Parsons, Ronald J. Rossi and, since January 1, 2008, Lawrence J. Ruisi, each of whom is an independent director under the NYSE rules, as currently in effect. The Board has determined that all members of the Audit Committee are financially literate pursuant to the NYSE rules. The Board has also determined that Mr. Heid, Chairman of the Audit Committee, Mr. Rossi and Mr. Ruisi qualify as “audit committee financial experts” in accordance with the rules of the SEC. The Board has adopted a charter for the Audit Committee. As specified in its charter, the responsibilities of the Audit Committee include, among other things, the following:

•   Assisting the Board with oversight of the integrity of the Company’s financial statements, financial reporting processes and related systems of internal accounting and financial controls, the Company’s compliance with legal and regulatory requirements, the independent auditor’s independence, qualifications and performance, and the performance of the Company’s internal audit function;

•   Engaging, on an annual basis, the Company’s independent auditor;

•   Approving, on an annual basis, the scope and fees of the independent auditor’s audit;

•   Reviewing and pre-approving the independent auditor’s permitted non-audit services and related fees, including considering whether such services are compatible with the independent auditor’s independence;

•   Reviewing, on an annual basis, the effectiveness of the Company’s internal audit function, the proposed plan of internal audit coverage and ensuring that such plan is properly coordinated with the independent auditor;

•   Reviewing significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and any changes that occur with respect to such internal controls;

•   Reviewing procedures employed by management to monitor compliance with the Company’s Code of Corporate Responsibility;

•   Overseeing management’s efforts to identify and manage risks affecting the enterprise; and

•   Administering the Company’s Policy and Procedures with respect to Related Person Transactions.

The Audit Committee has the authority to institute special investigations and to retain outside advisors as it deems necessary in order to carry out its responsibilities. The Report of the Audit Committee appears on page 51 of this proxy statement.

Compensation Committee

The Compensation Committee, which met nine times during 2007, is comprised of the following directors: Peter J. Neff — Chairman, John D. Barr, John P. Clancey, Ronald J. Rossi and, since January 1, 2008, Lawrence J. Ruisi, each of whom is an independent director under the NYSE rules, as currently in effect. The Board has adopted a charter for the Compensation Committee. As specified in its charter, the responsibilities of the Compensation Committee include, among other things, the following:

•   Reviewing and approving, as appropriate, the broad compensation programs of the Company with respect to its officers, including all executive officers, and the various components of total compensation of the executive officers;

•   Establishing financial and individual performance objectives for the Chief Executive Officer and other executive officers’ cash and equity-based incentives and evaluating the Chief Executive Officer’s performance in light of those performance objectives;

•   Making recommendations to the Board regarding directors’ and officers’ compensation;

•   Performing settlor functions with respect to employee benefit plans and programs of the Company and its subsidiaries; and

•   Administering the Company’s equity-based plans and considering and approving all awards thereunder.

The Compensation Committee has the authority to retain such outside advisors as it deems necessary in order to carry out its responsibilities.

The Compensation Committee evaluates the Company’s compensation plans and policies against current and emerging compensation practices, legal and regulatory developments and corporate governance trends. This review provides assurances that the Company’s compensation programs will continue to assist in attracting and retaining the talent necessary to promote strong, long-term financial performance and stockholder returns. The Compensation Committee is assisted in its review of compensation plans and policies by an independent consulting firm, Frederick W. Cook & Co., Inc. (the “Cook Firm”). The Compensation Committee has directly engaged the Cook Firm since 2002. The Cook Firm is responsible solely to the Committee and its chair and does no work for the Company’s management independent of its work for the Committee. During 2007, the Committee also retained the services of the law firm Paul, Hastings, Janofsky & Walker LLP for legal advice related to employment agreements entered into by the Company.

The Compensation Committee generally meets before each Board meeting, or at the call of its chair. The Committee has full authority to decide the compensation, benefit and related aspects of employment for each of the Company’s officers. However, its decisions on the Chairman’s and Chief Executive Officer’s compensation are reviewed with the full Board, generally in executive session, and are subject to the Board’s ratification.

Management prepares recommendations for the Compensation Committee’s consideration in all decision areas that come before it, including pay recommendations for individual executive officers. Management recommendations are reviewed in advance with the Cook Firm, as directed by the Compensation Committee, which provides independent advice to the Compensation Committee. The Cook Firm is charged with reviewing management’s recommendations and developing compensation recommendations for the Chairman and the Chief Executive Officer independent of management. The Cook Firm’s recommendations generally come directly to the Compensation Committee without the prior knowledge or consent of the Chairman or Chief Executive Officer.

The Compensation Committee also is responsible for reviewing the pay of the Company’s non-management directors, and recommending changes to the full Board. To help the Compensation Committee in this regard, the Company’s Human Resources staff provides comparative analyses and recommendations, which are reviewed with the Cook Firm. The Chairman and the Chief Executive Officer have no role in recommending or approving the Company’s non-management directors’ compensation program.

None of the Compensation Committee’s responsibilities for determining the compensation of the Company’s executive officers or other non-management directors has been delegated to other persons. Authority to make amendments to or to suspend or terminate any of the Company’s broad-based health and welfare and pension plans has, however, been delegated to the Chief Executive Officer by the Compensation Committee, provided that the annual cost of such amendments does not exceed $7,000,000.

The Compensation Discussion and Analysis and Compensation Committee Report appear on pages 16 to 28 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

Messrs. Barr, Clancey, Neff and Rossi served as members of the Compensation Committee in fiscal year 2007 and Mr. Ruisi served as a member of the Compensation Committee from January 1, 2008 to date. None of such committee members (i) was, during fiscal year 2007, an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the SEC. No executive officer of the Company served as an executive officer, director or member of a compensation committee of any other entity of which an executive officer or director of such entity is a member of the Compensation Committee of the Company or the Company’s Board of Directors.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee, which met nine times during 2007, is comprised of the following directors: John P. Clancey — Chairman, Patricia Diaz Dennis, Joseph E. Heid, Andrew J. Parsons and Ronald J. Rossi, each of whom is an independent director under the NYSE rules, as currently in effect. The Board has adopted a charter for the Nominating & Corporate Governance Committee. As specified in its charter, the responsibilities of the Nominating & Corporate Governance Committee include, among other things, the following:

•   Identifying and recommending to the Board individuals qualified to serve as directors of the Company;

•   Recommending to the Board directors to serve on committees of the Board;

•   Advising the Board with respect to matters of Board composition and procedures;

•   Reviewing and making recommendations to the Board with respect to the Company’s corporate governance guidelines;

•   Overseeing the succession plans for the Chief Executive Officer and other senior officer positions;

•   Overseeing the annual review of the performance of the Board and each committee thereof; and

•   Advising the Board generally on corporate governance matters.

Strategic Review Committee

The Strategic Review Committee met five times during 2007 and is comprised of the following directors: Murray S. Kessler — Chairman, John P. Clancey, Joseph E. Heid, Peter J. Neff and Andrew J. Parsons. The Strategic Review Committee has oversight responsibility for significant financial matters of the Company and appoints the fiduciaries responsible for the oversight of the Company’s retirement plans and funded health and welfare benefit plans. The Board has adopted a charter for the Strategic Review Committee. As specified in its charter, the responsibilities of the Strategic Review Committee include, among other things, reviewing the Company’s cash position, capital structure, operating and financial strategies, mergers, acquisitions or divestitures, reviewing and making recommendations to the Board with respect to the Company’s dividend policy, appointing fiduciaries with investment responsibilities for the Company’s retirement plans and funded health and welfare benefit plans, appointing fiduciaries with administrative responsibilities for the Company’s retirement plans and funded health and welfare benefit plans, reviewing funding of the Company’s retirement plans and funded health and welfare benefit plans and reviewing other capital transactions including the share repurchase policy. In addition to any review undertaken by the Strategic Review Committee, the full Board meets to review and discuss the Company’s operating plan and long-term business strategies.

Committee Charters

A copy of the charter for each of the Audit, Compensation, Nominating & Corporate Governance and Strategic Review Committees is available on the Company’s website at www.ustinc.com under the heading “Investors/Corporate Governance/Committee Composition and Charters.” A printed copy of each such charter is also available to stockholders free of charge upon oral or written request, addressed to the Secretary at UST Inc., 6 High Ridge Park, Building A, Stamford, Connecticut 06905.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

UST Inc. (the “Company”) is a holding company for its wholly owned subsidiaries: U.S. Smokeless Tobacco Company and Ste. Michelle Wine Estates Ltd.

The Company’s vision in the Smokeless Tobacco segment is for its smoke-free products to be recognized by adults as the preferred way to experience tobacco satisfaction. The primary objective to accomplish this vision is to continue to grow the moist smokeless tobacco category by building awareness and social acceptability of smokeless tobacco products among adults, primarily adult smokers, with a secondary objective of being competitive in every moist smokeless tobacco category segment. In pursuing its objectives in the Smokeless Tobacco segment, the Company faces significant regulatory restrictions and is the only smokeless tobacco company subject to the Smokeless Tobacco Master Settlement Agreement, which imposes significant restrictions on the marketing, sampling and advertising of the Company’s smokeless tobacco products. Because of these restrictions, executives are required to have in-depth knowledge of these complex regulatory requirements and face greater challenges than executives of the majority of other consumer products companies in raising brand awareness.

Over the past several years, industry trends have shown that some adult consumers have migrated from premium brands to brands in the price value and deep discount segments of the moist smokeless tobacco category. As much of the Company’s profitability is generated from premium brand sales, a key to the Company’s future growth and profitability is attracting growing numbers of adult consumers, primarily smokers, since consumer research indicates that the majority of new adult consumers enter the category in the premium segment. Also crucial to the Smokeless Tobacco segment’s category growth success is product innovation, as evidenced by the contribution that new products have made to its results over the past several years. While category growth remains the Company’s priority, it is also focused on increasing adult consumer loyalty within the premium segment of the moist smokeless tobacco category.

The Company’s vision in the Wine segment is for Ste. Michelle Wine Estates to be recognized as the premier fine wine company in the world. This is a vision based on continuous improvement in quality and greater recognition through third-party acclaim and superior products. In connection with that vision, the Company aims to elevate awareness of the quality of Washington state wines and increase its prestige to that of the top regions of the world through superior products, innovation and customer focus. Strategic alliances and acquisitions in the Wine segment outside of Washington state are also important in enabling the Company to achieve its long-term vision. Accordingly, the Company has bolstered its presence, through joint ventures and acquisitions, in other leading wine regions in the world such as California, Oregon and Italy. These types of ventures will continue to play a role in Ste. Michelle Wine Estates’ future growth.

In this environment, it is critical to the Company’s long-term success and prosperity that its business is managed by energetic, experienced and capable individuals with the quality, skills, knowledge and dedication to oversee the Company’s day-to-day business and the vision to anticipate and respond to future market and regulatory developments. It is also important for the Company to concentrate on developing the capabilities of its leaders, and to ensure that appropriate depth of executive talent exists within the Company.

The objectives of the Company’s compensation programs for the Company’s principal executive officer, the three individuals who served as principal financial officer during 2007 and the other executive officers serving at December 31, 2007 whose compensation is reported in this proxy (the Company’s “Named Executive Officers”) are to attract first-class executive talent, retain key leaders, reward past performance, incent future performance and align the long-term interests of the Company’s Named Executive Officers with those of the Company’s stockholders. The Company’s executive compensation program is intended to assist the Company in assembling and motivating a management team with the collective and individual abilities that fit the profile necessary to accomplish the Company’s long-term goals. The Company uses a variety of compensation elements to achieve these objectives; such elements include base salary, annual incentive opportunities and long-term incentives, including performance-based and time-based restricted shares and stock options, each of which is discussed in more detail below. Each element of the executive compensation program also provides a framework for governing the Company’s overall employee compensation program, as the same elements of compensation generally apply to all salaried, non-union employees. Because the Company believes the performance of every employee is important to its success, the Company is mindful of the effect of executive compensation and incentive programs on all of its employees.

Oversight of the Executive Compensation Program

The Board of Directors (the “Board”) has a Compensation Committee (the “Committee”) composed of the following outside directors, each of whom is “independent” in accordance with the governance rules of the New York Stock Exchange: Peter J. Neff, Chair, John D. Barr, John P. Clancey, Ronald J. Rossi and, since January 1, 2008, Lawrence J. Ruisi. The Committee is appointed by, and responsible to, the Board for making recommendations to the Board, and approving where appropriate, all matters related to executive and non-employee director compensation.

The Committee has a charter which has been established by the Board; a copy of the Committee’s charter is available on the Company’s website at www.ustinc.com under the heading “Investors/Corporate Governance/Committee Composition and Charters.” A printed copy of the charter is also available to stockholders free of charge upon oral or written request, addressed to the Secretary at UST Inc., 6 High Ridge Park, Building A, Stamford, CT 06905.

For additional information on the structure, scope of authority and operation of the Committee, see “Meetings and Committees of the Board — Compensation Committee” on page 14.

The Company’s Executive Compensation Philosophy

The Committee is responsible for establishing the principles that underlie the Company’s executive compensation program and that guide the design and administration of the Company’s compensation and benefit plans, agreements and arrangements for executive officers. These principles are intended to motivate executive officers to improve the financial position of the Company, to be accountable for the performance of the business segments or functions for which they are responsible and to make decisions about the Company’s business that will enhance stockholder value.

The Committee continuously evaluates the Company’s compensation plans and policies against current and emerging compensation practices, legal and regulatory developments and corporate governance trends, and makes changes as appropriate. This review provides assurances that the Company’s compensation and benefit programs continue to serve their primary purpose which is to attract and retain the talent necessary to promote strong, long-term financial performance and stockholder returns. For officers other than the Chief Executive Officer (“CEO”), the Committee has adopted broad total compensation bands. There are four officer total compensation bands with minimums of 50 percent and maximums of 150 percent of the band midpoints. A single benchmark job was utilized to establish the midpoints for target total compensation, and targeted levels for each component of compensation (i.e., base salary, annual bonus and long-term equity awards) for each band. These ranges for total compensation, and each component thereof, provide appropriate flexibility to establish targets for each job within the band based on relevant market data and for rewarding individual performance.

The total compensation for the CEO and each component of such compensation is not determined by reference to any compensation band. Rather, the CEO’s compensation is established by reference to market data for a comparator group of companies. See page 19 for a discussion of the manner in which CEO and other officer compensation benchmarks are established. The process described above was used to establish the CEO’s compensation for 2007. In establishing such compensation, however, the Committee discounted the results of the benchmarking by 25 percent to reflect that Mr. Kessler was new to the role. As a result, Mr. Kessler’s compensation for 2007 was targeted at a total of $6 million. This was comprised of $1 million in base salary, a $2 million bonus target and $3 million in long term incentive award targets.

The following core principles reflect the compensation philosophy of the Company, as established and refined from time to time by the Committee:

1.  Performance-based incentive compensation should represent the majority of total compensation

The Committee believes that a significant portion of an executive officer’s total compensation should be tied not only to how well the individual performs, but also to how well both the individual’s business unit or function and the Company perform against financial and non-financial business objectives while adhering to the Company’s core values. In addition, the proportion of an executive officer’s total compensation at risk should increase as the scope and level of the individual’s responsibilities increase. Thus, the Committee uses a variety of performance targets and performance-based compensation vehicles in the executive compensation program that are designed to incorporate performance criteria that promote the Company’s annual operating plan and long-term business strategy. These compensation vehicles include annual cash bonuses, stock options and performance-based restricted shares which pay out based on attainment of various goals related to, among other things, earnings per share (“EPS”), dividend payments and premium moist smokeless tobacco unit volume.

The Committee further believes that executive compensation should be linked to the delivery of stockholder value. Because a significant portion of the way the Company rewards stockholders is with cash through dividends and share repurchases, the Committee believes that a greater proportion of management’s incentive compensation should also be delivered in cash, which is also less dilutive. The Company’s compensation program also includes long-term incentives, through a series of equity-based awards which link management to the long-term performance of the Company’s stock price. The annual cash components of the executive compensation program consisting of base salary and annual incentive opportunities emphasize current corporate performance and the realization of defined business objectives in the short-term. For fiscal year 2007, depending on the scope and level of an individual’s responsibilities, between 17 — 33 percent of total target direct compensation (the sum of base salary, annual incentive compensation and long-term incentive compensation) was allocated to base salary; between 33 — 50 percent of total target direct compensation was allocated to annual incentive compensation; and between 22 — 50 percent of total target direct compensation was allocated to long-term incentive compensation.

2.  Compensation levels should be competitive

In determining compensation levels, where possible, the Committee uses a comparator group of 14 companies with whom the Committee believes it competes for executive talent. Because the comparator group of companies includes companies outside the tobacco industry, this group of companies is not the same as the group used for comparing investment performance in the graph included on page 19 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. For 2007, the Company’s comparator group consisted of the following companies: Altria Group Inc., Anheuser-Busch Companies, Inc., Avon Products, Inc., Brown-Forman Corporation, Campbell Soup Company, the Clorox Company, Colgate-Palmolive Company, Fortune Brands Inc., the Hershey Company, McCormick & Company Inc., Molson Coors Brewing Company, Reynolds American Inc., Sara Lee Corporation, and Wm. Wrigley Jr. Company. Because of the variability in the market capitalization of these companies, where possible, the data used for benchmarking purposes is regressed for market capitalization. The Committee has determined that total compensation is to be targeted at the median of this comparator group (adjusted, where possible, for market capitalization), with an additional 20 percent premium to reflect the Company’s challenges in recruiting and retaining talented executives in the tobacco industry and the market dynamics of tobacco-related stocks. For annual and long-term incentives, the actual payout, whether above, below or at the competitive median is determined by performance against pre-established relevant measures and objectives.

To further the principles described above, each year the Committee reviews market data with respect to the comparator group listed above to ensure that the Company’s executive compensation program remains competitive and reviews the Company’s total executive compensation program with the input of its independent consultant, Frederick W. Cook & Co., Inc., in light of evolving market practices, accounting and tax rules and other external regulatory developments. The Committee undertakes this review to ensure that, for each executive position, the Committee’s compensation decisions are appropriate, reasonable and consistent with the Company’s philosophy, considering the various markets in which the Company competes for executive talent. If necessary, the Company makes changes in programs to achieve competitive market positioning.

Where market data is not available for a particular position, with respect to these companies, the Company uses broad and custom compensation survey data prepared by Hewitt Associates. The survey data consist of industry data, as well as more general compensation data, which includes organizations similar in profitability across a variety of industries. Furthermore, the Committee does not limit its analysis to survey data relating to the organizations in the Company’s comparator group because the use of data applicable to the most relevant talent pool allows it to more precisely tailor compensation packages to the demands of the market. This broader comparison group is used because the Company’s competitors for qualified executives are not always limited to the companies in the Company’s business sector or comparator group. In situations where these survey data are used, consistent with the philosophy described herein, the total compensation is targeted to the median of the data utilized (adjusted where possible for market capitalization), with an additional 20 percent premium as explained above.

The benchmark information generated by the broader survey data is also used as an additional reference point in determining total compensation, even where comparator company data is available.

3.  Compensation decisions should take into account total compensation and equity holdings

In approving executive officer compensation and severance arrangements, the Committee reviews and takes into consideration the cost of all programs, including perquisites and other Company sponsored benefits, and the cost of such arrangements under various possible scenarios, including change-in-control of the Company and termination of employment with and without cause. Tally sheets setting forth all of the possible payout scenarios are prepared by the Company and are reviewed by the Committee and its independent consultant. The Committee analyzes this information in relation to the practices of companies in the Company’s comparator group and where comparator company information is not available, to practices of other relevant companies or other survey data as described above. In special circumstances, the total compensation and the mix of payouts may be adjusted to address retention risks. The Committee also takes into consideration an executive officer’s total equity holdings and retention considerations when approving compensation arrangements.

4.  Executive officers should have a stake in their decisions

The Committee believes that it is in the best interest of the Company and its stockholders for the executive officers to have a financial interest in the long-term results of their businesses. Accordingly, the Company provides its executive officers with various ways to become stockholders of the Company. These opportunities include performance-based restricted stock awards and, in certain circumstances, stock option grants. The Company’s policies regarding stock ownership guidelines and holding requirements are discussed in more detail below.

Components of the Executive Compensation Program

The primary elements of the Company’s executive compensation program are:

•   base salary;

•   annual incentive opportunities paid in cash;

•   long-term incentives;

•   defined benefit and defined contribution pension plans;

•   employment and severance agreements;

•   other benefits; and

•   perquisites.

Each year, the Committee reviews each executive officer’s total compensation and compares it with market data for similar positions in the organizations included in the Company’s comparator group or market data for other relevant sources as described above. In addition, the CEO presents to the Committee his evaluation of each executive officer, which includes a review of the officer’s achievement against both Company financial and individual objectives. The Committee utilizes information from these performance evaluations to determine increases in base salary, calculate annual incentive awards under the Company’s incentive compensation plan and determine the level of long-term incentive awards made to the officer. The Committee may exercise discretion in modifying any recommended base salary adjustments and annual incentive compensation awards to these executives.

The role of the Company’s management is to provide reviews and recommendations for the Committee’s consideration and to manage operational aspects of the Company’s compensation programs, policies and governance. Direct responsibilities include, but are not limited to, (i) providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with the Company’s objectives, (ii) recommending changes, if necessary, to ensure achievement of all program objectives, and (iii) recommending pay levels, payout and/or awards for executive officers other than the principal executive officer.

1.  Base Salary

The Committee typically reviews and determines the base salaries of all officers of the Company in April of each year. As described above, except for the CEO, the Committee has established and maintains four broad bands of base salary ranges for officers. The midpoint for base salary ranges is targeted at or near the median of the market base salary of designated positions determined as described above. Base salaries may be adjusted upward or downward within these broad salary bands at the Committee’s discretion. Each year, a merit increase guideline is established for all officers of the Company based on market data derived from several surveys, including surveys from the Conference Board, Hewitt Associates, Mercer, Watson Wyatt, and WorldatWork. Based on this data, the average merit increase guideline established for 2007 was 3.8 percent. In determining increases in base salary for each individual, the Committee takes into account the scope of responsibilities, experience, performance rating and internal equity within the Company. For 2007, base salary increases for individual executive officers ranged from 1.5 to 5.0 percent based on the foregoing criteria. In addition, the Committee may make adjustments in an individual’s base salary during the year based on changes in the executive’s responsibilities. The CEO’s base salary was not increased during 2007.

The salaries the Company paid to its Named Executive Officers during fiscal 2007 are shown in the Summary Compensation Table on page 28.

2.  Annual Incentive Opportunity

At the beginning of each year, the Committee reviews annual incentive targets under the UST Inc. Incentive Compensation Plan (“ICP”) for the Named Executive Officers of the Company. At that time, the Committee (i) sets the overall Company performance objectives for the year, and (ii) sets individual performance measures for the year and determines what, if any, adjustments to targets are necessary. This process is undertaken after the Board has approved the Company’s annual operating plan for the current fiscal year. The Committee may make adjustments in an individual’s target during the year based on changes in the executive’s responsibilities, but typically does not make adjustments in the Company or individual performance targets. The weight attributed to Company performance versus individual objectives for executive officers varies based on the individual’s position. For the CEO, with respect to the 2007 performance period, 50 percent of the annual bonus was based on achievement against EPS targets, 20 percent was based on achievement against unit volume targets and 30 percent was based on achievement against individual objectives. The earnout with regard to each performance objective of the bonus ranges from 0 to 150 percent of the target allocated to each performance objective with a threshold of 80 percent and a maximum of 120 percent of the pre-established goal. The weighting for each performance objective varied for the other executive officers based on position, but the threshold and maximums were the same as those for the CEO. The overall Company performance objective for 2007 was an EPS target of $3.30. EPS for this purpose is diluted EPS from continuing operations as determined under Generally Accepted Accounting Principles excluding any items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, or related to discontinued operations or a change in accounting principles or tax law or other regulations, provided that such items are specifically identified, quantified and disclosed in any public document, and provided further that such items have a quantifiable impact on net income or EPS reported to the SEC for that period. Individual performance objectives for each executive officer vary depending on his or her position and areas of responsibility. For 2007, such objectives included certain unit volume targets, completion of certain winery transactions, attainment of pre-established return on assets goals and leadership and talent development goals. These individual objectives are determined based on the Company’s business priorities. As a result of the Company exceeding these targets and the Board’s assessment of individual objectives, including achieving a 13 percent stockholder return against a goal of 10 percent, the CEO’s bonus for 2007 was $2.22 million, a payout of 111 percent of his $2 million annual incentive target.

Annual non-equity incentive awards under the ICP are also linked to Company performance with respect to operating earnings, as annual bonuses are awarded to executive officers out of the total ICP fund. The ICP formula, which was last approved by stockholders in 2003, provides for an aggregate bonus fund based upon fixed percentages of net earnings plus the provision for taxes and the ICP fund, as specified in the ICP. This formula requires that earnings exceed 12 percent of stockholders’ equity and that cash dividends have been declared and paid in the year. All salaried, non-union employees are eligible to participate in the ICP. Additional information regarding ICP can be found in the Employment and Severance Agreements — Incentive Compensation Plan section on page 34.

The annual non-equity incentive awards the Company paid to its Named Executive Officers during fiscal 2007 are shown in the Summary Compensation Table on page 28. Additional information about the annual incentive opportunities is shown in the Grants of Plan-Based Awards Table on page 30.

3.	Long-Term Incentives

The Company’s long-term incentive program rewards the Company’s executive officers for Company performance over a period of more than one fiscal year. The Committee believes that long-term incentive compensation performs an essential role in retaining and motivating executive officers and that, by providing them with long-term incentives, their decisions affecting the operation of the business will be aimed at maximizing stockholder value.

Since fiscal year 2003, the long-term incentive awards have consisted of stock options and both time-based and performance-based restricted stock. Since 2006, the long-term awards have focused on performance-based restricted stock with special stock option awards to recognize promotions or address retention issues. The Committee believes that performance-based restricted stock awards better align executive officer interests with those of stockholders and are less dilutive. The Committee does, however, believe that options continue to provide significant incentive to produce long-term results in alignment with stockholder interests and, therefore, has from time to time granted special option awards. These awards are primarily designed to retain certain officers, foster their long-term ownership interests and ensure focus on long-term results. In the future, the Committee may award more stock options or approve different award types such as restricted stock units, performance shares or units or a mix of various long-term vehicles depending on market practices and the competitive environment.

Generally, the Committee determines the overall size of the long-term incentive award for each executive officer, including the CEO and the Chief Financial Officer, and makes equity grants annually. In determining the level of each award in 2007, the Committee considered, without assigning any particular weight to any one factor, the following: (i) the individual performance and scope of responsibilities of each executive officer; (ii) existing stock-based awards held by the executive; and (iii) the executive’s target total compensation based on market data as described above.

When determining the cumulative effect of all awards to executive officers as a group, the Committee also considered share usage and stockholder dilution, as well as the accounting and tax implications of all awards.

The Committee has made grants of equity awards, including stock options, at varying times of the year. Stock option awards are effective as of the date that the Committee authorizes or approves such awards and, as provided in the 2005 UST Inc. Long-Term Incentive Plan (“2005 LTIP”), have exercise prices equal to the fair market value of the Company’s common stock as determined pursuant to the 2005 LTIP. For awards granted prior to August 1, 2007, the 2005 LTIP defined fair market value as the average of the high and low sales prices per share of the Company’s common stock on the date of grant as reported on the New York Stock Exchange Composite Transactions Listing for the date on which such grant became effective, or the immediately preceding trading day if such date was not a trading day. For awards granted on or after August 1, 2007, the 2005 LTIP defines fair market value as the closing sales price per share of the Company’s common stock as reported on the New York Stock Exchange Composite Transactions Listing for the date on which such grant becomes effective, or the immediately preceding trading day if such date was not a trading day. This change was approved by the Committee on August 1, 2007.

The performance criteria for the 2006 restricted stock awards consisted of EPS targets for each of the three years during the performance period. For the 2007 awards, the performance criteria consisted of an EPS target for the first full year in the performance period, which will be used to determine the maximum number of shares that can ultimately be earned under the award, followed by dividend targets for the second and third years in the performance period. This change in the performance criteria structure was approved by the Committee in November 2007, and is intended to apply to any future grants made under the 2005 LTIP.

Although management makes recommendations for the Committee’s consideration, the timing of equity awards is in the Committee’s sole discretion; however, it has been determined by the Committee that the timing of such awards will generally coincide with the Company’s annual meetings. The Committee has made such awards without regard to the release of the Company’s financial results for the year or the release of any other material non-public information. The Committee’s policy is that the grant date of an equity compensation award for an executive officer should be as of or shortly after the date the Committee approves the grant.

The Committee met and approved the long-term incentive awards for executive officers and all other eligible employees on April 30, 2007, with an effective date of such awards being May 2, 2007, the date of the Company’s 2007 annual meeting. For executive officers, this award consisted of performance-based restricted stock based on the attainment of an EPS goal established for the 2008 performance period, as well as continued employment with the Company for a forty-five month period, and dividend targets for the second and third years of the performance period. An EPS goal of $3.65 was established by the Committee for the 2008 performance period on January 31, 2008. EPS for this purpose is adjusted diluted EPS as described above. The Committee believes that attainment of the EPS target with respect to these awards presents management with a significant challenge, which if achieved, would generate results that deliver the growth investors seek. The material terms of the awards granted to executive officers are described in the narrative disclosure following the Grants of Plan-Based Awards Table on page 30. Additional terms and conditions of these equity awards are determined under the provisions of the 2005 LTIP. Copies of the 2005 LTIP and any amendments to the 2005 LTIP are attached as exhibits or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which can be found on the Company’s website at www.ustinc.com.

The Committee made a special award of 7,500 shares of restricted stock to Mr. Patracuolla on April 4, 2007, in recognition of his expanded duties as interim Chief Financial Officer upon Mr. D’Alessandro’s retirement. The material terms of this award are described in the narrative disclosure following the Grants of Plan-Based Awards Table on page 30.

On August 1, 2007, the Committee made two special awards to Mr. Silcock upon his election to the position of Senior Vice President and Chief Financial Officer of the Company. Both awards became effective on August 6, 2007. The first award consists of 50,000 non-qualified stock options to purchase shares of Company common stock. The second award consists of performance-based restricted stock having a fair market value of $500,000 as of August 6, 2007, which equated to 9,425 shares, subject to terms similar to the May 2, 2007 performance-based restricted stock grants to the other Named Executive Officers described above. The material terms of these awards are described in the narrative disclosure following the Grants of Plan-Based Awards Table on page 30.

4.	Defined Benefit and Defined Contribution Pension Plans

The Company sponsors a tax qualified defined benefit pension plan for its salaried employees as part of its competitive pay practices. Executive officers participate in the Company’s tax-qualified defined benefit pension plan on the same terms as the rest of the Company’s salaried employees. Because the Internal Revenue Code of 1986, as amended (“Code”), imposes limits on the annual compensation that can be taken into consideration to determine benefits under such plans and the total annual amounts that can be paid as benefits under such plans (limitations imposed by Sections 401(a)17 and 415 of the Code), the Company has established and maintains unfunded, defined benefit pension plans for employees who are subject to such limitations, including executive officers, to compensate these individuals for the reduction in their pension benefits resulting from these limitations.

In addition, in order to attract and retain more seasoned, experienced executives, the Company maintains a supplemental pension plan for officers, the Officers’ Supplemental Retirement Plan (the “Supplemental Plan”), which provides an enhanced pension formula based on attainment of a certain age and level of service with the Company. Generally executive officers who have attained age fifty-five with ten years of overall service and five years of service as an officer are eligible to participate in the Supplemental Plan. The Supplemental Plan formula generally provides for an age 60 benefit equal to the greater of 110 percent of the tax qualified defined benefit formula or 50 percent of eligible compensation, offset by amounts payable under the tax qualified defined benefit pension plan and the Company’s unfunded, non-qualified defined benefit plans. The Company does not consider bonus payments in excess of 25 percent of the annual bonus amount or gains from prior equity awards when determining retirement benefits under the Supplemental Plan.

The actuarial present value of the accumulated pension benefits of the Company’s Named Executive Officers as of the end of fiscal 2007, as well as a more detailed explanation of the Company’s defined benefit pension plans, are shown in the Pension Benefits at December 31, 2007 Table on page 35.

The Company also maintains a tax-qualified defined contribution plan for the benefit of all of its employees, the UST Inc. Employees’ Savings Plan. Executive officers are eligible to participate in this plan on the same basis as all other employees. This plan provides for Company matching contributions of 100 percent of the first six percent contributed by employees.

5.	Employment and Severance Agreements

The Company has entered into employment and/or severance agreements with several executives, including all of its Named Executive Officers in order to ensure that the terms applicable to a separation from service are agreed upon in advance and not subject to future negotiation. Certain of these agreements were entered into in 2006 during the transition of Mr. Gierer’s responsibilities as CEO to Mr. Kessler in order to ensure the continued focus of the affected Named Executive Officers on the business. Most of these agreements also provide for severance benefits after a change in control, if the executive officer’s employment is subsequently terminated (i.e., double trigger change-in-control agreements). Mr. Patracuolla’s agreement with the Company provides for severance benefits only upon a qualifying termination of employment that occurs following a change in control. Severance benefits in the event of a termination of employment after a change in control are intended to ensure retention of these executives in the event of such occurrence.

On April 6, 2007, the Company entered into a Non-Competition and Release Agreement with Mr. D’Alessandro setting forth the mutual agreement of the Company and Mr. D’Alessandro as to the rights and obligations of the parties in connection with his retirement from the Company, all as contemplated by Mr. D’Alessandro’s severance agreement as described above.

The material terms of the Company’s agreements with its Named Executive Officers as of the end of fiscal 2007, as well as of the Non-Competition and Release Agreement entered into in 2007 with Mr. D’Alessandro, are described in the narrative disclosure following the Grants of Plan-Based Awards Table on page 30. The material terms of the severance agreements with the Company’s Named Executive Officers as of the end of fiscal year 2007 and Mr. Patracuolla’s agreement, are described in the section Potential Payments Upon Termination or Change in Control beginning on page 38. A quantification of amounts payable to the Named Executive Officers other than Mr. D’Alessandro are set forth in the tables in the section Potential Payments Upon Termination or Change in Control beginning on page 38. A quantification of certain amounts paid or accrued with respect to Mr. D’Alessandro in connection with his retirement are set forth in the Summary Compensation Table on page 28 and the footnotes thereto.

6.	Other Benefits

The Company maintains medical, dental, vision, accidental death, disability, life insurance, business travel accident insurance and survivor income benefits for all of its salaried employees, as well as customary vacation, leave of absence, and other similar policies. Other than the vacation policy, executive officers are eligible to participate in these programs on the same basis as the rest of the Company’s salaried employees. For purposes of the vacation policy, executive officers receive a minimum of five weeks vacation annually irrespective of service. This vacation policy was adopted for executive officers to ensure that adequate periods of vacation are provided based on the level of responsibility of these positions.

7.	Perquisites

The Company provides its executive officers with company cars, financial planning assistance, annual Company wine allowances, reimbursements for the costs associated with the installation and maintenance of security systems and periodic personal use of the Company’s aircraft, subject to prior approval by the CEO. The Company provides these perquisites to assist officers in focusing on the Company, rather than their personal affairs and to foster the use of the Company’s wine products at events they host. The Company no longer provides executive officers with a one-time reimbursement for country club initiation fees. The Company further believes that executives working in the tobacco industry, whose compensation information is publicly available, should have adequate security at their homes. The level of the perquisites allowed is based on the Company’s assessment of a reasonable amount necessary to accomplish its objective in providing these benefits. Neither the CEO nor the other executive officers receive any additional cash compensation to reimburse them for any income tax liability that may arise and become due and payable as a result of their receipt of these items. The Company does not pay any additional cash compensation to executive officers to reimburse them for any income taxes that become due and payable in connection with equity awards, including any taxes that become due as a result of the exercise or vesting of such awards.

The aggregate incremental cost to the Company of providing these benefits to its Named Executive Officers during fiscal 2007 is shown in the Summary Compensation Table on page 28.

Additional Executive Compensation Policies

In addition to the principal policies relating to the compensation elements described above, the Company has adopted a number of supplemental policies to further the goals of the executive compensation program, particularly with respect to strengthening the connection between the long-term interests of the executive officers and the Company’s stockholders. These policies are described below.

1.	Stock Ownership Guidelines

Executive Stock Ownership Guidelines have been established by the Committee to encourage officers to obtain and hold Company stock, to align their interests with those of the Company’s stockholders, as well as to demonstrate their long-term commitment to the future growth of the Company. These guidelines provide that within a five-year time frame, all officers are expected to own, at a minimum, depending on job band, shares with a market value of one to five times their base salary. The Company’s current stock ownership guidelines for executive officers are as follows:

Position	Ownership Level

Chairman of the Board, Chief Executive Officer and President	5 times base salary
Senior Vice President and Chief Financial Officer	2 times base salary
Senior Vice President, General Counsel, Secretary and Chief Administrative Officer	2 times base salary
President, U.S. Smokeless Tobacco Company	2 times base salary
President, International Wine & Spirits Ltd	2 times base salary

Restricted shares, shares held in the UST Inc. Employees’ Savings Plan, shares purchased through the Company’s Dividend Reinvestment and Stock Purchase Plan (a non-subsidized, non-discounted stock purchase plan applicable to all stockholders) and shares held directly by the executive officer or their spouse count toward satisfying the guidelines. Unexercised stock options do not count toward satisfying the guidelines. Vested restricted shares must be held until guidelines are achieved. The guidelines and ownership of the Company’s Named Executive Officers serving as of the end of fiscal 2007 are as follows:

		Value of Actual	Actual Ownership
Named Executive Officer	$ Target	Shares Owned	Level

Murray S. Kessler	$5,000,000	$12,983,490	13 times base salary
Raymond P. Silcock	$945,000	$1,064,490	2 times base salary
Richard A. Kohlberger	$992,200	$4,482,530	9 times base salary
Daniel W. Butler	$1,000,000	$3,284,766	7 times base salary
Theodor P. Baseler	$887,600	$2,549,076	6 times base salary

2.	Holding Requirements

On December 8, 2005, prior to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R) Share-Based Payment, the Board, upon the recommendation of the Committee, approved the acceleration of vesting of all outstanding, unvested stock options previously awarded to the Company’s employees and officers, including executive officers, under the UST Inc. Amended and Restated Stock Incentive Plan and the UST Inc. 1992 Stock Option Plan. The decision to accelerate the vesting of these options during 2005 was made in connection with the Company’s current intention to use other forms of equity compensation with decreasing dependence on stock options and to reduce the compensation expense that the Company would otherwise be required to record in future periods following the Company’s adoption of SFAS No. 123(R) on January 1, 2006.

In order to prevent unintended personal benefits to the Company’s officers, the accelerated vesting was conditioned on such officers entering into an amendment to their original option award agreements providing that such officers will not, subject to limited exceptions, sell, transfer, assign, pledge or otherwise dispose of any shares acquired upon exercising the accelerated portion of the options before the earlier of the date on which that portion of the options would have otherwise vested under the original terms of the applicable option agreements or separation from service. This restriction no longer applies as the last accelerated grant became fully vested in September 2007.

3.  Compensation Recovery Policy

The Company maintains a compensation recovery policy with respect to its equity awards and the Supplemental Plan. In general, equity award agreements for all employees provide that if an employee is terminated for cause, or if after an employee is terminated for other than cause, the Company discovers the occurrence of an act or failure to act by the employee, while in the employ of the Company, that would have enabled the Company to terminate the employee’s employment for cause had the Company known of such act or failure to act at the time of its occurrence, or subsequent to an employee’s termination of employment, the employee violates a non-competition provision, and in each case, such act is discovered by the Company within three years of its occurrence, then, amounts will be returned to the Company as follows:

•   In the case of restricted stock, any shares which have not yet become vested are forfeited and returned to the Company and any shares of restricted stock that vested during the 180 day period prior to and including the date of termination will be returned to the Company. If such vested shares have been sold or otherwise disposed of, the employee will repay to the Company the fair market value of such shares on the date of such sale or other disposition.

•   In the case of stock options, any portion of the option (whether or not then exercisable) that has not been exercised as of the date of termination or discovery is forfeited and returned to the Company. In addition, the employee must sell back to the Company all shares acquired upon exercise on or after the date which is 180 days prior to the employee’s termination for a per share price equal to the per share exercise price of the option, or to the extent that such shares have been sold or otherwise disposed of, the employee must repay to the Company the excess of the aggregate fair market value of such shares on the date of such sale or disposition over the aggregate exercise price of such shares.

According to the terms of the Supplemental Plan, if participants are terminated for cause they will not be entitled to a benefit under the plan. If subsequent to the participant’s termination of employment with the Company other than for cause, the Company discovers the occurrence of an act or failure to act by the participant that would have enabled the Company to terminate the participant’s employment for cause had the Company known of such act or failure to act at the time of its occurrence or the participant violates any secrecy or non-competition agreement, the participant forfeits the right to any future benefits under the plan and must repay to the Company all amounts received subsequent to the date on which the act or failure to act constituting cause or the violation of any secrecy or non-competition agreement occurred.

The Company does not have a policy related to the recovery of performance-based compensation following a restatement of its financial statements.

Accounting and Tax Implications of Executive Compensation

Current federal tax law imposes an annual individual limit of $1 million on the deductibility of the Company’s compensation payments to the CEO and its four other most highly compensated executive officers. Performance-based compensation that satisfies the conditions of Section 162(m) of the Code (“Section 162(m)”), is excluded for purposes of this limitation. The 2007 awards made to the CEO and the other executive officers pursuant to the ICP, as well as the awards made pursuant to the 2005 LTIP were subject to, and made in accordance with, the Committee’s pre-established performance goals and are, therefore, considered performance-based for this purpose. In designing compensation arrangements, the Committee seeks to mitigate the expense and dilution related to such arrangements and to ensure, to the maximum extent practicable, the deductibility of all compensation payments pursuant to Section 162(m).

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, adding Section 409A to the Code (“Section 409A”) and thereby changing the tax rules applicable to nonqualified deferred compensation arrangements effective January 1, 2005. While final Section 409A regulations are not effective until January 1, 2009, the Company believes it is operating in good faith compliance with

Section 409A and the interpretative guidance thereunder. A more detailed discussion of the Company’s nonqualified deferred compensation plans is provided on page 35 under the heading Pension Benefits at December 31, 2007.

Beginning on January 1, 2006, the Company began accounting for awards under the 2005 LTIP in accordance with SFAS No. 123(R).

Compensation Committee Report

The Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis for the year ended December 31, 2007 as required by Item 402(b) of Regulation S-K promulgated by the SEC. Based on such review and discussions, the Committee recommended to the Board, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in the Company’s 2008 Proxy Statement and its incorporation by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

February 20, 2008	Compensation Committee Peter J. Neff, Chairman John D. Barr John P. Clancey Ronald J. Rossi Lawrence J. Ruisi

Summary Compensation Table

The following table summarizes the compensation of the Named Executive Officers for the fiscal years ended December 31 of each of 2006 and 2007. The Named Executive Officers are the Company’s Chief Executive Officer, each of the persons who served as Chief Financial Officer during 2007, and the three next most highly compensated executive officers determined by reference to their total compensation in the table below (excluding amounts disclosed in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column).

							Change
							in Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name & Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Murray S. Kessler	2007	1,000,000	-	1,475,723	417,500	2,220,000	390,439	79,374	5,583,036
Chairman of the Board,	2006	661,577	-	1,367,454	69,583	1,638,375	87,485	45,714	3,870,188
Chief Executive Officer and President
Raymond P. Silcock	2007	192,635	-	-	57,222	416,250	-	127,279	793,386
Senior Vice President and Chief Financial Officer
Robert T. D’Alessandro(6)	2007	127,212	-	1,579,490	-	-	1,352,973	2,837,740	5,897,415
Former Senior Vice President	2006	464,712	-	334,079	-	1,055,469	253,304	50,358	2,157,922
and Chief Financial Officer
Richard A. Kohlberger	2007	490,202	-	556,438	-	1,080,800	919,728	53,966	3,101,134
Senior Vice President, General Counsel,	2006	464,712	-	263,240	-	1,084,419	778,513	65,189	2,656,073
Secretary and Chief Administrative Officer
Daniel W. Butler	2007	488,692	-	528,343	115,667	1,108,500	115,275	82,616	2,439,093
President — U.S. Smokeless	2006	447,885	-	187,530	115,667	764,575	108,984	49,578	1,674,219
Tobacco Company
Theodor P. Baseler	2007	440,943	-	350,428	-	751,200	297,033	42,963	1,882,567
President — International Wine & Spirits Ltd.
James D. Patracuolla(7)	2007	336,769	-	206,252	-	508,500	95,917	44,385	1,191,823
Vice President and Controller

(1) Amounts reflect the compensation expense recognized in the Company’s financial statements in 2007 for restricted stock awards granted in and before 2007 to the executive officers in accordance with SFAS No. 123(R). As such, these amounts do not correspond to the compensation actually realized by each individual for the period. See Note 12 — Share-Based Compensation to the Company’s December 31, 2007 consolidated financial statements in its Annual Report on Form 10-K for further information on the assumptions used to value equity awards granted to executive officers. For awards subject to performance conditions, compensation expense commences when the performance criteria is established and is based on the number of restricted shares estimated to ultimately vest. The 2007 amount reported for Mr. D’Alessandro includes the compensation expense recognized in connection with the modification of all outstanding restricted stock awards that had not yet vested at the date of his retirement other than the compensation expense arising from the payment to Mr. D’Alessandro of dividends on restricted stock that were forfeited (such amount of compensation expense is included as “All Other Compensation”); under SFAS 123(R), the vesting of such restricted stock awards in connection with Mr. D’Alessandro’s execution of his Non-Competition and Release Agreement was considered the cancellation of the restricted shares and the issuance of fully vested shares.

(2) Amounts reflect the compensation expense recognized in the Company’s financial statements in 2007 for stock option awards granted in and before 2007 to the executive officers in accordance with SFAS No. 123(R). See Note 12 — Share-Based Compensation to the Company’s December 31, 2007 consolidated financial statements in its Annual Report on Form 10-K for further information on the assumptions used to value stock options granted to executive officers.

(3) Represents cash awards earned by each individual under the ICP, the provisions of which are described on page 21.

(4) Reflects the aggregate annual increase in the actuarial present value of the accumulated benefits for each individual in each of the pension plans under which a benefit is accrued, as reflected on the Pension Benefits at December 31, 2007 Table (see page 35). The calculated increase in the accumulated benefit was computed using the same measurement date and assumptions used for the Company’s December 31, 2007 financial statements and footnote disclosures, assuming retirement at the earliest date an individual is eligible to retire with unreduced benefits and current compensation levels, with the exception of Mr. D’Alessandro, whose calculation assumes benefit payments will commence at the age of 55 based on actual benefits earned at the date of separation from service. See Note 14 — Employee Benefit and Compensation Plans to the Company’s December 31, 2007 consolidated financial statements in its Annual Report on Form 10-K for further information on the assumptions used. With the exception of Messrs. D’Alessandro and Kohlberger, this column includes amounts to which the individuals may not become entitled because such amounts are not yet vested. The 2007 amount reported for Mr. D’Alessandro reflects the impact of his becoming a participant in the Supplemental Plan as a result of his execution of a Non-Competition and Release Agreement following his retirement on March 31, 2007. Refer to the All Other Compensation Table and corresponding footnotes below for additional information on payments and benefits relating to Mr. D’Alessandro’s retirement.

(5) See details of “All Other Compensation” (including perquisites, personal benefits and other compensation not otherwise disclosed in the Summary Compensation Table) in the table and corresponding footnotes below.

(6) Mr. D’Alessandro served as the Company’s Principal Financial Officer from prior to January 1, 2007 through his retirement on March 31, 2007.

(7) Mr. Patracuolla served as the Company’s Principal Financial Officer on an interim basis from March 15, 2007, the date on which Mr. D’Alessandro announced his retirement, through August 5, 2007.

All Other Compensation For Year Ended December 31, 2007

	Personal	Personal	Company					Other
	Use of	Use of	Contributions	Tax and		Separation		Perquisites
	Corporate	Corporate	to Employees’	Financial	Insurance	from	Relocation	& Personal
	Aircraft(1)	Auto(2)	Savings	Planning	Premiums(3)	Service(4)	Assistance(5)	Benefits(6)	Total
Name	($)	($)	Plan ($)	($)	($)	($)	($)	($)	($)

Murray S. Kessler	24,238	35,445	13,500	2,658	2,008	-	-	1,525	79,374
Raymond P. Silcock	-	627	-	-	591	-	124,945	1,116	127,279
Robert T. D’Alessandro(4)	-	14,264	7,633	5,996	354	2,781,758	-	27,735	2,837,740
Richard A. Kohlberger	-	19,612	13,500	14,554	1,418	-	-	4,882	53,966
Daniel W. Butler	12,727	36,152	13,500	7,475	1,380	-	10,676	706	82,616
Theodor P. Baseler	-	23,872	13,500	1,485	1,290	-	-	2,816	42,963
James D. Patracuolla	-	20,475	13,500	-	945	-	-	9,465	44,385

(1) Amounts in this column represent the value attributed to the individual’s personal use of corporate aircraft based upon the aggregate incremental cost to the Company of such use. The aggregate incremental cost is calculated by dividing an individual’s total personal flight miles by the total annual flight miles of the aircraft and multiplying that amount by the total annual variable costs incurred by the Company’s Aviation department, including fuel, flight administration, catering, meals, flight attendants, repairs and incidental expenses.

(2) Amounts in this column represent the value attributed to the individual’s use of corporate automobiles based upon the aggregate incremental cost to the Company of such use and includes the full lease charges for such vehicles and expenditures for maintenance, repair, fuel and administration, and in cases where the vehicle is owned by the Company, the depreciation expense recognized by the Company.

(3) Amounts in this column represent premiums paid by the Company for group term life insurance.

(4) Includes the following payments paid or accrued with respect to Mr. D’Alessandro in connection with his retirement: (i) $2,392,500, payable in equal monthly installments over a two-year period ending in March 2009; (ii) a lump sum payment of $252,222, representing a pro-rata 2007 bonus; (iii) $31,687 in respect of the value of continued coverage under Company health and welfare benefit plans; (iv) $30,791 in respect of the compensation expense recognized with respect to dividends paid to Mr. D’Alessandro on shares of restricted stock that were forfeited; (v) $29,125 in respect of the Company’s cost of transferring ownership of a corporate automobile to Mr. D’Alessandro and (vi) $45,433 in respect of the payment of accrued but unused vacation (consistent with Company policy applicable to all employees). For a description of the material terms of the Non-Competition and Release Agreement entered into between the Company and Mr. D’Alessandro in connection with his retirement, please see Employment and Severance Agreements — Mr. D’Alessandro on page 32.

(5) Amounts in this column represent the incremental cost to the Company of providing relocation assistance in connection with the terms of the UST Inc. Relocation Policy.

(6) Amounts in this column represent the costs incurred for the maintenance and/or installation of security systems, as well as the value attributed to the individual for an annual Company wine allowance, with the exception of Mr. Patracuolla, who does not receive an annual Company wine allowance.

Grants of Plan-Based Awards for 2007

											All				Grant
											Other			Closing	Date
											Stock	All Other		Market	Fair
											Awards:	Option		Price on	Value
											Number	Awards:	Exercise or	Grant	of Stock
	SFAS										of Shares	Number of	Base Price	Date	and
	No. 123(R)		Compensation		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			of Stock	Securities	of Option	of Option	Option
	Grant		Committee		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Underlying	Awards	Awards	Awards
Name	Date		Grant Date		($)	($)	($)	(#)	(#)	(#)	(#)	Options(#)	($/Sh)	($/Sh)	($)(7)

Murray S. Kessler	N/A		N/A		700,000	2,000,000	2,820,000	-	-	-	-	-	-	-	-
	2/22/07	(3)	6/21/06	(3)	-	-	-	11,932	17,900	21,480	-	-	-	-	1,085,277
	-	(4)	5/2/07	(4)	-	-	-	35,530	53,300	63,960	-	-	-	-	- (4)
Raymond P. Silcock	N/A		N/A		112,500	375,000	517,500	-	-	-	-	-	-	-	-
	8/6/07	(6)	8/6/07	(6)	-	-	-	-	-	-	-	50,000	53.05	53.05	412,000
	-	(5)	8/6/07	(5)	-	-	-	6,282	9,425	11,310	-	-	-	-	- (5)
Robert T. D’Alessandro	4/6/07	(9)	7/23/03		-	-	-	-	5,600	-	-	-	-	-	336,392
	4/6/07	(9)	10/27/04		-	-	-	-	10,144	-	-	-	-	-	609,350
	4/6/07	(9)	12/7/05		-	-	-	8,532	12,800	15,360	-	-	-	-	768,896
	4/6/07	(9)	6/21/06	(3)	-	-	-	1,535	2,302	2,762	-	-	-	-	138,281
Richard A. Kohlberger	N/A		N/A		289,500	965,000	1,331,700	-	-	-	-	-	-	-	-
	2/22/07	(3)	6/21/06	(3)	-	-	-	7,333	11,000	13,200	-	-	-	-	666,930
	-	(4)	5/2/07	(4)	-	-	-	5,933	8,900	10,680	-	-	-	-	- (4)
Daniel W. Butler	N/A		N/A		300,000	1,000,000	1,380,000	-	-	-	-	-	-	-	-
	2/22/07	(3)	6/21/06	(3)	-	-	-	7,466	11,200	13,440	-	-	-	-	679,056
	-	(4)	5/2/07	(4)	-	-	-	5,933	8,900	10,680	-	-	-	-	- (4)
Theodor P. Baseler	N/A		N/A		195,000	600,000	801,000	-	-	-	-	-	-	-	-
	2/22/07	(3)	6/21/06	(3)	-	-	-	3,533	5,300	6,360	-	-	-	-	321,339
	-	(4)	5/2/07	(4)	-	-	-	3,533	5,300	6,360	-	-	-	-	- (4)
James D. Patracuolla(8)	N/A		N/A		112,500	450,000	607,500	-	-	-	-	-	-	-	-
	2/22/07	(3)	6/21/06	(3)	-	-	-	2,866	4,300	5,160	-	-	-	-	260,709
	4/5/07		4/5/07		-	-	-	-	7,500	-	-	-	-	-	-
	-	(4)	5/2/07	(4)	-	-	-	2,266	3,400	4,080	-	-	-	-	- (4)

(1) These columns reflect annual cash award opportunities under the ICP. The actual payouts under the ICP for the 2007 performance period were determined on January 31, 2008, and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 28. For a description of the material terms of these awards, see page 21. There is no grant date reflected for ICP awards as they are not share-based awards accounted for under SFAS No. 123(R). These awards were granted on January 31, 2008.

(2) Equity awards were granted under the 2005 LTIP to all Named Executive Officers, with the exception of the awards originally granted to Mr. D’Alessandro on July 23, 2003 and October 27, 2004, which were granted under the UST Inc. Amended and Restated Stock Incentive Plan. For a description of the material terms of such awards, see page 22.

(3) On June 21, 2006, a performance-based restricted stock award was granted to this individual. However, the performance targets, which relate to 2007, 2008 and 2009 diluted earnings per share measures, were not established by the Compensation Committee until February 22, 2007. In accordance with SFAS No. 123(R), the grant date, for purposes of determining the grant date fair value to be utilized for the recognition of compensation expense, is considered to be February 22, 2007, as that was the date the individual and the Company had a mutual understanding of the key terms and conditions of the award.

(4) On May 2, 2007, a performance-based restricted stock award was granted to this individual. However, the performance criteria consisting of an EPS target for 2008 and dividend targets for 2009 and 2010 were not established by the Compensation Committee until January 31, 2008. In accordance with SFAS No. 123(R), the grant date, for purposes of determining the grant date fair value to be utilized for the recognition of compensation expense, is considered to be January 31, 2008, as that was the date the individual and the Company had a mutual understanding of the key terms and conditions of the award.

(5) On August 6, 2007, a performance-based restricted stock award was granted to this individual. However, the performance targets, which consist of an EPS target for 2008 and dividend targets for 2009 and 2010, were not established by the Compensation Committee until January 31, 2008. In accordance with SFAS No. 123(R), the grant date, for purposes of determining the grant date fair value to be utilized for the recognition of compensation expense, is considered to be January 31, 2008, as that was the date the individual and the Company had a mutual understanding of the key terms and conditions of the award.

(6) The option award reflected in this column was granted to Mr. Silcock upon becoming the Company’s Senior Vice President and Chief Financial Officer, effective August 6, 2007. In accordance with the terms of the 2005 LTIP then in effect, the exercise price of this option award reflects the closing price of the Company’s common stock on the date of grant, as reported on the NYSE. Mr. Silcock’s stock options will vest on August 6, 2010, provided he remains employed on that date.

(7) Under the terms of the 2005 LTIP at the time such grants were made, the grant date fair value of stock awards was determined by multiplying the target number of shares by the average of the high and low market price of the Company’s common stock on the date of grant, as reported on the NYSE. The grant date fair value of stock options is calculated using the Black-Scholes-Merton option pricing model, which incorporates various assumptions including expected volatility, expected dividend yield, expected life of the options and applicable interest rates. See Note 12 - Share-Based Compensation to the Company’s December 31, 2007 consolidated financial statements in its Annual Report on Form 10-K for further information on the assumptions used to value stock options granted to executive officers.

(8) Mr. Patracuolla served as the Company’s Principal Financial Officer on an interim basis from March 15, 2007, the date on which Mr. D’Alessandro announced his retirement, through August 5, 2007. In recognition of Mr. Patracuolla’s expanded responsibilities during this period, he received an award of 7,500 shares of restricted stock on April 5, 2007. Such shares will vest on April 4, 2011, provided that Mr. Patracuolla remains employed on that date.

(9) In connection with Mr. D’Alessandro’s retirement on March 31, 2007 and his subsequent execution of a Non-Competition and Release Agreement on April 6, 2007, all outstanding restricted stock awards that had not yet vested were vested and considered modified under SFAS No. 123(R); accordingly, for purposes of recognizing compensation expense, the original awards were considered to be forfeited and replaced by new, fully-vested awards on April 6, 2007.

Employment and Severance Agreements

Mr. Kessler

In light of Mr. Kessler’s appointment to the position of President and Chief Executive Officer effective January 1, 2007, the Company entered into a new employment agreement with Mr. Kessler. Mr. Kessler’s new employment agreement supersedes any and all previous agreements between the Company and Mr. Kessler relating to his position, duties, compensation and benefits payable upon certain terminations of employment either prior to, in anticipation or contemplation of, or following a change in control of the Company.

Mr. Kessler’s employment agreement provides that the Company will pay Mr. Kessler an annual salary of $1,000,000 in connection with his duties as President and Chief Executive Officer of the Company and for such other responsibilities as may from time to time be assigned by the Board. Mr. Kessler’s employment agreement also provides that Mr. Kessler may be eligible for an annual bonus under the Company’s Incentive Compensation Plan and that his annual bonus target is $2,000,000, or such other amount as may be determined from time to time by the Board. In addition, Mr. Kessler’s employment agreement provides that he will be eligible to participate in the Company’s long-term incentive plan as may be in effect from time to time, as well as the Company’s other compensation and benefit plans. Mr. Kessler’s employment agreement also provides for payments on certain terminations of employment, the material terms of which are described on page 38.

Mr. Kessler’s employment agreement will continue in effect for a period of four years from its effective date. Thereafter, Mr. Kessler’s employment agreement will automatically renew for successive one-year periods, unless either the Company or Mr. Kessler gives written notice that it will not be extended.

Mr. Kohlberger

The Company is also party to an employment agreement with Mr. Kohlberger which was entered into on June 30, 2000. The initial three-year term of the agreement is automatically extended each year, subject to expiration at age 65. Mr. Kohlberger’s employment agreement provides that the Company will pay him an annual salary of not less than the salary in effect on June 30, 2000 in connection with his then assigned duties or such other responsibilities as may, from time to time, be assigned by the Board, subject to annual increase in the discretion of the Board. Mr. Kohlberger’s annual salary for 2007 is set forth in the Summary Compensation Table on page 28. Mr. Kohlberger’s employment agreement also provides that he may be eligible for an annual bonus under the Company’s Incentive Compensation Plan of not less than the annual bonus received in 1999; provided, however, that if the ICP fund is reduced below the level of the ICP fund with respect to the annual bonus received in 1999, such floor shall be reduced in the same proportion as the ICP fund. In addition, Mr. Kohlberger’s employment agreement provides that he will be eligible to participate in the Company’s long-term incentive plan as may be in effect from time to time, as well as the Company’s other compensation and benefit plans, and that the minimum level of recommended awards under the Company’s long-term incentive plan for the Committee’s consideration in each year shall be equal to 20,000 stock options. Mr. Kohlberger’s employment agreement also provides for payments on certain terminations of employment, the material terms of which are described on page 40.

Mr. D’Alessandro

On April 6, 2007, the Company entered into a Non-Competition and Release Agreement with Mr. D’Alessandro setting forth the mutual agreement of the Company and Mr. D’Alessandro as to the rights and obligations of the parties in connection with his retirement from the Company, all as contemplated by the employment agreement entered into by the Company and Mr. D’Alessandro on June 23, 2006. Except as described below, Mr. D’Alessandro’s employment agreement is otherwise terminated.

As reflected in the Non-Competition and Release Agreement and subject to Mr. D’Alessandro’s compliance with the terms thereof, he will receive, over a two-year period, payments from the Company in the aggregate amount of $2,392,500. Such payments will be made in equal monthly installments; provided, however, that the first six installments were delayed and paid as a single lump sum on the date that was six months and one day after separation from service to the extent that such delay was necessary to comply with the requirements of Internal Revenue Code Section 409A. Mr. D’Alessandro will also receive a pro rata portion of the annual bonus he would have received under the ICP had he remained employed through the end of 2007, based on the Company’s actual performance.

Mr. D’Alessandro will continue to receive coverage under the Company’s health and welfare benefit plans (including life insurance and group health insurance) for the two-year period following separation. He will also participate in the Supplemental Plan since his separation from service constitutes retirement under the terms of the Supplemental Plan and for purposes of all of his outstanding equity awards. He will receive benefits under the Company’s retirement plans based on his age and years of service on the date of his separation of service and will commence benefits in accordance with the terms of such plans.

In consideration of the foregoing, Mr. D’Alessandro has agreed not to compete with the Company for a period of two years from the date of separation by engaging or participating in any business or industry which is then in direct or indirect competition with any businesses in which the Company participates wherever located in the world. He has also agreed not to solicit, during such two-year period, any agent, client, supplier or other business contact of the Company to cancel or adversely change its relationship with the Company. In addition, under the Non-Competition and Release Agreement he has agreed to release the Company and its affiliates from all liabilities and claims that he may have against them arising prior to March 31, 2007 and will continue to be bound by the same confidentiality restrictions provided in his employment agreement.

2005 Long-Term Incentive Plan

On May 2, 2007, equity awards were granted under the 2005 LTIP to all Named Executive Officers, with the exception of Messrs. D’Alessandro and Silcock. These awards will vest on January 31, 2011 based on the attainment of a pre-established EPS target for 2008, dividend targets for 2009 and 2010, and continued service through that date. Under the terms of these awards, one-third of the award is earned each year based on performance for such year. If actual EPS performance is less than the threshold of 75 percent of targeted diluted EPS for 2008, no shares will be earned with respect to the award and the entire award will be forfeited. In 2009, when this adjustment of the number of shares ultimately to be subject to the award occurs, one-third of the total restricted stock award will have satisfied the performance-based condition. The remaining two-thirds of the award will be eligible to satisfy the performance-based condition to vesting on a prorated basis in the January following the completion of 2009 and 2010, based each year on whether dividends paid during such year are at least equal to the dividend paid during 2008.

Executive officers have the right to receive nonforfeitable dividends on all restricted stock awards over the applicable vesting period based upon the target number of shares awarded. Dividends received on outstanding but unvested restricted shares during 2007 for Messrs. Kessler, Silcock, Kohlberger, Butler, Baseler, Patracuolla and D’Alessandro were $473,520, $11,310, $93,600, $136,500, $62,520, $46,140 and $78,660, respectively. Shares of restricted stock may not be transferred or otherwise disposed of by the individual prior to the date on which they become vested.

For an explanation of the amount of equity awards as a percentage of total compensation, see Compensation Discussion and Analysis on page 16.

The Compensation Committee made a special award of 7,500 shares of restricted stock to Mr. Patracuolla on April 4, 2007, pursuant to the 2005 LTIP, in recognition of his expanded duties as interim Chief Financial Officer upon Mr. D’Alessandro’s retirement. This award will vest on April 4, 2011, provided that he remains employed through that date. However, in the event that prior to the vesting date Mr. Patracuolla’s employment is terminated by reason of death, disability, without “cause” by the Company or for “good reason” by him (as such terms are defined in the award agreement) the shares of restricted stock will vest in full on such earlier date. In addition, upon a change in control (as defined in the award agreement) the restricted stock will remain outstanding and will vest upon the earlier of April 4, 2011 or termination of Mr. Patracuolla’s employment by the Company other than for “cause” or by him for “good reason” (as such terms are defined in the award agreement).

On August 1, 2007, the Compensation Committee granted 50,000 stock options to purchase shares of Company common stock effective August 6, 2007 to Mr. Silcock, who became Senior Vice President and Chief Financial Officer of the Company on such date.

Pursuant to the terms of the 2005 LTIP, the exercise price of such options will be the closing sales price per share of Company common stock as reported on the New York Stock Exchange Composite Transactions Listing for the date on which such grant becomes effective, or the immediately preceding trading day if such date was not a trading day. These stock options will become exercisable on August 6, 2010, subject to continued employment. In addition, the Compensation Committee granted performance-based restricted stock to Mr. Silcock having a fair market value of $500,000 as of August 6, 2007, which equated to 9,425 shares. The number of shares ultimately to be eligible to vest, and the performance goals relating to this grant, are similar to the May 2, 2007 performance-based restricted stock grants to the other Named Executive Officers described above.

Incentive Compensation Plan

The ICP provides for annual performance-based cash bonuses. A payout of bonuses for the 2007 fiscal year can only be earned if: (i) a cash dividend has been declared and paid for the year and (ii) Operating Earnings, as defined in the ICP, exceed 12 percent of the Company’s stockholders’ equity. Once the foregoing two requirements are met, awards under the ICP to executive officers are determined by the Compensation Committee based on actual performance against pre-established performance criteria. “Threshold” for purposes of determining annual non-equity incentive awards under the ICP, represents the payout if the minimum specified level of performance criteria is achieved; “target” represents the payout if the specified performance criteria are achieved; and, “maximum” represents the highest payout possible under the terms of the ICP. Performance criteria for payouts under the ICP depend on the individual executive officer’s responsibilities and include one or more of the following: EPS, unit volume, divisional contribution, and other pre-established individual goals. For an explanation of the amount of salary and ICP awards as a percentage of total compensation, see Compensation Discussion and Analysis on page 16.

Outstanding Equity Awards at December 31, 2007

	Option awards						Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan Awards:
				Equity					Plan Awards:	Market or
				Incentive					Number of	Payout Value
				Plan Awards:				Market	Unearned	of Unearned
	Number of		Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities		Securities	Securities			Shares or	Shares or	Units, or	Units, or
	Underlying		Underlying	Underlying			Units of	Units of	Other Rights	Other Rights
	Unexcercised		Unexcercised	Unexercised	Option	Option	Stock that	Stock that	that Have	that Have
	Options (#)		Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Not Vested	Not Vested
Name	Excercisable		Unexcercisable(2)	Options (#)	Price ($)	Date	Vested (#)(3)	Vested ($)	(#)(4)	($)

Murray S. Kessler	30,000		-	-	32.30000	09/25/11	-	-	-	-
	55,000		-	-	40.94000	05/01/12	-	-	-	-
	38,900		-	-	33.25000	07/22/13	-	-	-	-
	57,700		-	-	39.31000	09/09/14	-	-	-	-
	50,000		150,000	-	53.47000	11/01/16	-	-	-	-
	-		-	-	-	-	129,114	7,075,447	58,208	3,189,798

Raymond P. Silcock	-		50,000	-	53.05000	08/05/17	-	-	-	-
	-		-	-	-	-	-	-	6,282	344,254

Robert T. D’Alessandro	5,800	(1)	-	-	30.65625	09/23/08	-	-	-	-
	33,000		-	-	40.94000	05/01/12	-	-	-	-
	40,800		-	-	39.31000	09/09/14	-	-	-	-
	-		-	-	-	-	15,579	853,729	6,961	381,463

Richard A. Kohlberger	27,000		-	-	40.94000	05/01/12	-	-	-	-
	22,200		-	-	39.31000	09/09/14	-	-	-	-
	-		-	-	-	-	17,466	957,137	19,851	1,087,835

Daniel W. Butler	10,000		-	-	39.31000	09/09/14	-	-	-	-
	-		50,000	-	38.35000	12/06/15	-	-	-	-
	-		-	-	-	-	13,278	727,633	45,095	2,471,206

Theodor P. Baseler	15,000		-	-	28.34375	05/02/09	-	-	-	-
	30,000		-	-	32.30000	09/25/11	-	-	-	-
	10,000		-	-	40.94000	05/01/12	-	-	-	-
	16,700		-	-	33.25000	07/22/13	-	-	-	-
	16,700		-	-	39.31000	09/09/14	-	-	-	-
	-		-	-	-	-	12,626	691,904	11,931	653,819

James D. Patracuolla	3,400		-	-	30.65625	09/23/08	-	-	-	-
	25,000		-	-	32.30000	09/25/11	-	-	-	-
	5,000		-	-	40.94000	05/01/12	-	-	-	-
	25,000		-	-	33.25000	07/22/13	-	-	-	-
	25,000		-	-	39.31000	09/09/14	-	-	-	-
	-		-	-	-	-	14,026	768,625	5,707	312,744

(1) Mr. D’Alessandro’s pecuniary interest in 5,800 options was transferred to his former spouse pursuant to a domestic relations order.

(2) The options reported in this column for Mr. Kessler are subject to graded vesting conditions under which 50,000 options will vest on the grant anniversary date each year from November 1, 2008 through November 1, 2010. The options reported in this column for Messrs. Butler and Silcock will vest on December 7, 2008 and August 6, 2010, respectively.

(3) The amounts reflected in this column include non-performance based restricted shares that have not yet vested, as well as shares earned under performance-based restricted share awards, but which are still subject to time-based vesting requirements. Amounts related to performance-based shares included in this column represent shares earned based on actual performance achieved against pre-established dividend and/or diluted earnings per share targets and include amounts earned related to actual annual performance for 2005, 2006 and 2007. Awards will generally vest between July 23, 2008 and April 4, 2011.

(4) For performance-based restricted stock awards granted prior to 2007, the amount included in this column represents the amount that will be earned if the maximum level of the applicable performance conditions are achieved for performance measures related to fiscal 2008 and beyond, as that represents the next highest level of performance that exceeds the level of performance achieved in the most recently completed fiscal year. For performance-based restricted stock awards granted during 2007, the amount included in this column represents the amount that would be earned if the threshold level of performance is achieved for performance measures related to fiscal 2008 and beyond, as 2008 represents the first full year of performance under such awards. Awards are subject to pre-established dividend and/or diluted earnings per share targets and will generally vest between January 31, 2009 and January 31, 2011. Included in this column are restricted shares for which performance criteria were not established until February 20, 2008. See Grants of Plan-Based Awards Table for the number of shares of such award attributable to each Named Executive Officer.

Option Exercises and Stock Vested For The Year Ended December 31, 2007

This table provides the aggregate amounts received or realized in connection with all exercises of stock options or the vesting of restricted stock during the year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of
	Shares	Value	Number of
	Acquired on	Realized on	Shares Acquired	Value Realized on
Name	Exercise (#)	Exercise ($)(1)	on Vesting (#)	Vesting ($)(2)

Murray S. Kessler	25,000	592,000	14,361	763,718
Raymond P. Silcock	-	-	-	-
Robert T. D’Alessandro	157,000	4,502,364	10,144	539,458
Richard A. Kohlberger	62,200	1,595,488	5,523	293,718
Daniel W. Butler	-	-	-	-
Theodor P. Baseler	15,000	427,879	4,118	218,995
James D. Patracuolla	1,700	37,893	3,500	170,380

(1) The value realized on stock option exercises is computed by calculating the difference between the market price of UST Inc. common stock at exercise and the exercise price of the applicable stock options, multiplied by the number of options exercised.

(2) The value realized on the vesting of restricted stock is computed by multiplying the closing market price of UST Inc. common stock on the vesting date (or the previous trading day’s closing market price, in the event the vesting date falls on a day that is not a trading day) by the number of shares vested.

Pension Benefits at December 31, 2007

The table below shows the present value of accumulated benefits payable to each Named Executive Officer, including the number of years of service credited to each executive, under the UST Inc. Retirement Income Plan for Salaried Employees (the “Pension Plan”), the UST Inc. Benefit Restoration Plan (the “Restoration Plan”), and the Supplemental Plan. The present value of accumulated benefits was determined as of December 31, 2007, using interest rate and mortality assumptions consistent with those used in the Company’s financial statements. See Note 14 — Employee Benefit and Compensation Plans to the Company’s December 31, 2007 consolidated financial statements in its Annual Report on Form 10-K for further information on the assumptions used.

		Number of	Present Value
		Years	of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)(1)	Fiscal Year ($)

Murray S. Kessler	UST Inc. Retirement Income Plan for Salaried Employees	8	137,687	-
	UST Inc. Benefit Restoration Plan	8	616,607	-
	UST Inc. Officers’ Supplemental Retirement Plan	8	228,011	-

Raymond P. Silcock(2)	-	-	-	-

Robert T. D’Alessandro	UST Inc. Retirement Income Plan for Salaried Employees	26	790,169	-
	UST Inc. Benefit Restoration Plan	26	1,966,812	-
	UST Inc. Officers’ Supplemental Retirement Plan	26	1,975,838	-

Richard A. Kohlberger	UST Inc. Retirement Income Plan for Salaried Employees	29	1,446,239	-
	UST Inc. Benefit Restoration Plan	29	3,317,434	-
	UST Inc. Officers’ Supplemental Retirement Plan	29	476,368	-

Daniel W. Butler	UST Inc. Retirement Income Plan for Salaried Employees	3	36,090	-
	UST Inc. Benefit Restoration Plan	3	63,712	-
	UST Inc. Officers’ Supplemental Retirement Plan	3	198,440	-

Theodor P. Baseler(3)	UST Inc. Retirement Income Plan for Salaried Employees	17	618,400	-
	UST Inc. Benefit Restoration Plan	17	1,106,605	-
	Ste. Michelle Wine Estates Ltd. Retirement Income Plan	6	49,123	-
	UST Inc. Officers’ Supplemental Retirement Plan	23	178,869	-

James D. Patracuolla	UST Inc. Retirement Income Plan for Salaried Employees	13	271,140	-
	UST Inc. Benefit Restoration Plan	13	263,494	-
	UST Inc. Officers’ Supplemental Retirement Plan	13	53,463	-

(1) Reflects the actuarial present value of the accumulated benefit for each individual, computed utilizing the same measurement date and assumptions used for the Company’s December 31, 2007 financial statements and related footnote disclosures. The calculated accumulated benefit assumes retirement at the earliest date an individual is eligible to retire with unreduced benefits and current compensation levels, with the exception of Mr. D’Alessandro, whose calculation assumes benefit payments will commence at the age of 55 based on actual benefits earned at the date of separation from service. The calculated accumulated benefit includes amounts which the individual may not be entitled to receive because either the individual is not yet a “Participant” (as defined in the Retirement Plans) in the plan or such amounts are not yet vested.

(2) Mr. Silcock did not have any years of credited service under the Retirement Plans as of December 31, 2007, as his first date of service was August 6, 2007.

(3) Mr. Baseler was initially a participant in the Ste. Michelle Wine Estates Ltd. Retirement Income Plan, under which he accrued six years of credited service. Subsequently, he became a participant in the Pension Plan and the Restoration Plan, at which time he ceased accruing years of credited service under the Ste. Michelle Wine Estates Ltd. Retirement Income Plan. The number of years of credited service under the Supplemental Plan represents the total number of years Mr. Baseler has been employed by the Company.

The Pension Plan and Restoration Plan (together, the “Retirement Plans”) provide an integrated program of retirement benefits for eligible employees. The Retirement Plans apply the same formulas and together replace a level of pre-retirement pensionable earnings that is identical for all similarly situated participants.

The Pension Plan is a tax-qualified defined benefit pension plan in which a broadly-defined group of eligible employees that includes the Named Executive Officers participate. It is designed to provide the maximum possible portion of the integrated retirement benefits on a tax-qualified and funded basis, in coordination with the Restoration Plan.

In the Pension Plan, benefits are determined based on each participant’s final compensation and years of service. Compensation means the highest 36-month-consecutive average eligible compensation in the ten-year period immediately preceding retirement, capped at the Code Section 401(a)(17) limit ($225,000 for 2007). Eligible compensation is composed of salary and 25 percent of bonus actually paid in the applicable year, excluding sign-on bonuses and a limit of no more than 3 bonuses. A Participant’s annual normal retirement income equals: (a) 1.5 percent (2.2 percent in the case of participants who first complete an hour of service as an employee before 2004) of the participant’s average final salaried compensation, multiplied by the participant’s years of service since attaining age 21, but not in excess of 40 years, minus, (b) 1.25 percent of the Participant’s social security benefit, multiplied by the participant’s years of service since attaining age 21, but not in excess of 40 years; the benefit is capped at the IRC Section 415 limit.

The Restoration Plan is a non-qualified, unfunded pension plan that complements the Pension Plan by providing benefits that may not be provided under the Pension Plan because of the Code Section 401(a)(17) limit on eligible compensation ($225,000 for 2007). Benefits are determined and payable under the same terms and conditions as the Pension Plan but without regard to federal tax limitations on amounts of includible compensation. A separate plan, the UST Inc. Excess Retirement Benefit Plan, is available to replace benefits that cannot be provided under the Pension Plan because of the Code Section 415 limit, but no Named Executive Officer is currently entitled to a benefit from this plan.

The Named Executive Officers are eligible to participate in the Supplemental Plan when they attain age 55 and have ten years of service and served at least five years as an officer of the Company. The Supplemental Plan is designed to provide enhanced retirement benefits to officers who meet the participation requirements and is intended to enable the Company to attract and retain more seasoned experienced executives. The formula by which benefits are determined under the Supplemental Plan is the greater of: (a) a percentage of the accrued benefit under the Retirement Plans (105 percent for retirement at age 55 increasing in whole percentage increments up to 110 percent for retirement at age 60 or thereafter), or (b) 45 percent of the executive’s highest compensation (for retirement at age 55) increasing in whole percentage increments up to 50 percent (for retirement at age 60 or thereafter), reduced by (c) amounts payable under the Retirement Plans. For purposes of the Supplemental Plan, an executive’s highest compensation is composed of salary and 25 percent of bonus paid during the consecutive twelve-month period ending on the date of retirement, or either of the two immediately preceding consecutive twelve-month periods, whichever such period yields the highest compensation.

Non-Qualified Deferred Compensation Benefits

None of the Named Executive Officers participates in or has an account balance in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by the Company other than the non-qualified pension plans described on page 24 and the plans described above.

Potential Payments Upon Termination or Change in Control

Mr. Kessler

As described on page 31, Mr. Kessler’s employment agreement, which supersedes his prior severance agreement, provides for severance payments and benefits in the event that his employment is terminated under certain circumstances. If his employment is terminated by the Company without “cause” or by him for “good reason,” prior to a “change in control” of the Company (as such terms are defined in the employment agreement), he will be entitled to receive the following severance payments and benefits: (1) accrued salary and benefits under the Company’s compensation and benefit plans through the date of termination; (2) a pro-rata bonus under the ICP for the year of termination; (3) severance payments equal to two times the sum of (i) his base salary and (ii) an amount equal to 75 percent of the target bonus in effect as of the date of termination, which target bonus shall not be less than $2,000,000; and (4) continuation of life insurance and group health benefits for a two-year period. The employment agreement also provides that in the event of termination other than for “cause” or by Mr. Kessler for “good reason” prior to a “change in control,” he will be deemed to be a “Participant” as defined in the Supplemental Plan, regardless of his age and years of service at termination, and will receive a benefit thereunder determined in a manner consistent with the methodology for calculating early retirement benefits under the Supplemental Plan and payable at the time and in the form permitted under the Supplemental Plan.

In addition, Mr. Kessler’s employment agreement provides that, in the event termination of his employment occurs without “cause” or by him for “good reason” (as such terms are defined in the employment agreement) on, in anticipation or contemplation of, or following a “change in control” of the Company, in lieu of the above, he will be entitled to the following payments and benefits: (1) accrued salary and benefits under the Company’s compensation and benefit plans through the date of termination; (2) a pro-rata portion of the target annual bonus in effect prior to the date of termination; (3) a lump sum severance payment equal to two times the sum of (i) his base salary and (ii) an amount equal to 100 percent of the target annual bonus in effect as of the date of termination or, if greater, such target in effect immediately prior to the change in control, which will not be less than $2,000,000; and (4) continuation of life insurance and group health benefits for a two-year period.

Furthermore, Mr. Kessler’s employment agreement provides that if any of the “total payments” (as such term is defined in the employment agreement) are subject to excise taxes imposed by Section 4999 of the Code, the Company will pay him an additional amount or a “gross-up payment” (as such term is defined in the employment agreement); provided, however, that if he is entitled to a “gross-up payment,” but the “parachute value” (as such term is defined in the employment agreement) of the “total payments” equals or is less than 110 percent of the “safe harbor amount,” as defined in the Code, (generally, the maximum amount that could be paid without triggering the excise tax), then the Company will not pay the gross-up payment and the total payments will be reduced to the extent necessary to cause the parachute value of such payments, in the aggregate, to be equal to the safe harbor amount.

All payments made under Mr. Kessler’s employment agreement will be made in accordance with Section 409A of the Code.

As a condition of receiving severance payments pursuant to his employment agreement, Mr. Kessler must execute (and not revoke) a release in favor of the Company and its affiliates, including among other things, an agreement not to sue the Company, its directors, officers and employees and its affiliates over employment-related matters. In addition, pursuant to the terms of the employment agreement, he will be subject to non-compete, non-solicitation and confidentiality provisions during the term of the agreement and for a period equal to the greater of the 12-month period following termination of employment for any reason, or the period during which he receives severance benefits.

Pursuant to the terms of the 2005 LTIP, the material terms of which are described above, Mr. Kessler is entitled to accelerated vesting of outstanding equity on specified terminations of employment. Pursuant to the terms of the Retirement Plans and the Supplemental Plan, in addition to being entitled to benefits accrued at the date of termination, Mr. Kessler would be entitled to certain additional benefits in connection with qualifying terminations of employment, including in connection with a change in control. Mr. Kessler would not be entitled to any payments on voluntary termination.

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Kessler assuming such termination occurred on December 31, 2007.

			Voluntary
			for Good
	Voluntary		Reason or
	for Good		Involuntary
	Reason or		Not For
	Involuntary		Cause
	Not For		Termination
Executive Benefit and	Cause	For Cause	(Change in
Payments Upon Separation	Termination	Termination	Control)		Disability		Death

Short-Term Incentive:
Incentive Compensation Plan (ICP)	$2,220,000 (1)	$0	$2,000,000	(2)	$0		$2,220,000	(1)
Long-Term Incentives:
Stock Options	$5,542 (3)	$0	$199,500	(3)	$199,500	(3)	$199,500	(3)
Restricted Shares	$0	$0	$427,440	(4)	$427,440	(4)	$427,440	(4)
Performance-Based Restricted Shares	$3,425,000 (4)	$0	$10,605,658	(4)	$10,605,658	(4)	$10,605,658	(4)
Benefits:
Retirement Benefits	$3,482,000 (5)	$0	$6,508,000	(6)	$0		$0
Health and Welfare Benefits and
Life Insurance Coverage	$40,793 (7)	$0	$40,793	(7)	$0		$0
Cash Severance	$5,000,000 (8)	$0	$6,000,000	(9)	$500,000	(10)	$0
Excise Tax & Gross-up	$0	$0	$10,091,582	(11)	$0		$0

(1) Amounts represent Mr. Kessler’s actual bonus for 2007 which would become payable in the event of such termination at the same time as bonuses are paid to other employees for the performance period.

(2) Amount represents Mr. Kessler’s target bonus for 2007.

(3) Amount represents the difference between the closing price of Company stock on December 31, 2007 and the exercise price of the accelerated portion of stock options.

(4) Amount represents the value of the accelerated portion of restricted shares using the closing price of Company stock on December 31, 2007.

(5) Amount represents the lump sum present value of benefits payable under the Supplemental Plan calculated based on age and service through December 31, 2007 and payable as an annuity commencing at age 55. Mr. Kessler would also be entitled to benefits under the Retirement Plans on the same basis as other salaried employees.

(6) Amount represents the lump sum present value of benefits payable from both the Supplemental Plan and the Benefit Restoration Plan. Under the Supplemental Plan, the present value is calculated using the applicable percentage for age 55, service and compensation through December 31, 2007 and is payable in a lump sum. For the Benefit Restoration Plan, the amount included represents the incremental value over the amount disclosed in the Pension Benefits at December 31, 2007 Table on page 35 based on the benefit accrued as of December 31, 2007 payable as a lump sum. Mr. Kessler would also be entitled to benefits under the Retirement Income Plan on the same basis as other salaried employees.

(7) Amounts represent the cost of providing health and welfare benefits and life insurance coverage to Mr. Kessler for 24 months.

(8) Amount represents the product of Mr. Kessler’s base salary in effect on December 31, 2007 and 75 percent of his target ICP award, times two. This amount would be payable in 24 equal monthly installments.

(9) Amount represents the product of Mr. Kessler’s base salary in effect on December 31, 2007 and 100 percent of his target ICP award, times two. This amount would be payable as a lump sum.

(10) Amount represents six months of base salary.

(11) Amount represents an estimate of the excise tax that would potentially become payable under Section 4999 of the Code, plus the “gross-up payment” described in the text immediately above this table.

Mr. Kohlberger

Mr. Kohlberger’s employment agreement provides that he will be entitled to certain severance benefits if: (1) he is dissatisfied at any time with his reporting relationship or duties or the Company breaches the employment agreement and the Company has failed to cure the situation after 15 days of receiving proper notice; (2) his employment is terminated by “mutual consent” (as defined in the employment agreement); or (3) his employment is terminated other than for “cause or disability” (each as defined in the employment agreement). The severance benefits that would be payable to Mr. Kohlberger consist principally of the continuation of his salary, the highest ICP amount payable to him and certain welfare benefits (including all life, health, medical and survivor income plans) over a period of three years from the date of his termination of employment. The employment agreement provides for the reduction of welfare benefits to the extent that comparable benefits are provided to Mr. Kohlberger by a new employer. In addition, the employment agreement provides that under the Supplemental Plan, in the event of death, disability or retirement he will be deemed to have accrued the number of months of age and service credits as if he had continued employment through his 65(th) birthday. The Company is also required to pay up to $100,000 in legal fees relating to a termination of his employment other than for cause, disability or by mutual consent. Pursuant to the employment agreement, Mr. Kohlberger has agreed not to engage in “competitive activity” (as defined in the employment agreement) during any period for which he is entitled to severance or welfare benefit continuation. The Company is also party to a separate change in control severance agreement with Mr. Kohlberger, which was entered into on October 27, 1986, which sets forth the benefits to be paid upon certain terminations of employment following a change in control of the Company. The initial term of this agreement is three years and is generally automatically extended every year. In addition, this agreement expires no earlier than two years following a change in control. If the Company terminates Mr. Kohlberger’s employment within the two-year period following a change in control for any reason other than death, “disability” or “cause” or if he terminates his employment for “good reason” (as such terms are defined in the agreement), he is entitled to benefits consisting of a lump-sum severance payment equal to three times the sum of his base salary and the highest ICP payment made to him in any of the preceding three years, provided that such ICP amount is capped at 75 percent of base salary for this purpose. This agreement is separate from the employment agreement.

Mr. Kohlberger’s agreement provides that he will receive the greater of (i) the amount equal to the total payments and benefits he is entitled to receive upon a qualifying termination following a change in control of the Company, reduced by the imposition of any excise taxes and (ii) the amount equal to 2.99 times his Code Section 280G base amount.

Pursuant to the terms of the 2005 LTIP, the material terms of which are described above, Mr. Kohlberger is entitled to accelerated vesting of outstanding equity on specified terminations of employment. Pursuant to the terms of the Retirement Plans and the Supplemental Plan, in addition to being entitled to benefits accrued at the date of termination, Mr. Kohlberger would be entitled to certain additional benefits in connection with qualifying terminations of employment, including in connection with a change in control.

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Kohlberger assuming such termination occurred on December 31, 2007.

			Voluntary
			for Good		Voluntary
			Reason or		for Good
			Involuntary		Reason
			Not For		Termination
Executive Benefit and	Early		Cause	For Cause	(Change in
Payments Upon Separation	Retirement		Termination(10)	Termination	Control)(10)	Disability		Death

Short-Term Incentive:
Incentive Compensation
Plan (ICP)	$1,080,800	(1)	$0	$0	$0	$0		$1,080,800	(1)
Long-Term Incentives:				$0
Restricted Shares	$241,120	(2)	$0	$0	$241,120 (2)	$241,120	(2)	$241,120	(2)
Performance-Based
Restricted Shares	$949,848	(2)	$0	$0	$1,840,085 (2)	$1,840,085	(2)	$1,840,085	(2)
Benefits:				$0
Retirement Benefits	$439,000	(3)	$439,000 (3)	$0	$1,453,000 (4)	$439,000	(3)	$439,000	(3)
Health and Welfare Benefits, Life Insurance, Disability,
Accident and Survivor Income Plan Coverage, Legal Fees	$0		$127,412 (5)	$0	$27,081 (6)	$0		$0
Cash Severance	$0		$4,741,557 (7)	$0	$2,604,525 (8)	$3,530,992	(9)	$3,530,992	(9)
Excise Tax & Gross-up	$0		$0	$0	$0	$0		$0

(1) Amounts represent Mr. Kohlberger’s actual bonus for 2007 which would become payable in the event of such termination at the same time as bonuses are paid to other employees for the performance period.

(2) Amount represents the value of the accelerated portion of restricted shares using the closing price of Company stock on December 31, 2007.

(3) Amount represents the incremental value over the amount disclosed in the Pension Benefits at December 31, 2007 Table on page 35 of the present value of benefits payable under the Supplemental Plan calculated based on age and service credit to age 65, payable as an annuity. Mr. Kohlberger would also be entitled to benefits under the Retirement Plans on the same basis as other salaried employees.

(4) Amount represents the lump sum present value of benefits payable from both the Supplemental Plan and the Benefit Restoration Plan. The Supplemental Plan amount is calculated based on age and service credit to age 65, payable as a lump sum and represents the incremental value over the amount disclosed in the Pension Benefits at December 31, 2007 Table on page 35. For the Benefit Restoration Plan, the amount included represents the incremental value over the amount disclosed in the Pension Benefits at December 31, 2007 Table on page 35 based on the benefit accrued as of December 31, 2007 payable as a lump sum. Mr. Kohlberger would also be entitled to benefits under the Retirement Income Plan on the same basis as other salaried employees.

(5) Amount represents the cost of health and welfare benefits, life insurance and survivor income plan coverage for 29 months (the remaining term of Mr. Kohlberger’s contract), plus up to $100,000 in legal fees.

(6) Amount represents the cost of health and welfare benefits, life insurance, disability and accident coverage for 36 months.

(7) Amount represents the product of Mr. Kohlberger’s base salary in effect on December 31, 2007 and the highest amount paid to him under the Company’s ICP, times three. This amount would be payable in bi-weekly installments over 36 months.

(8) Amount represents the product of Mr. Kohlberger’s base salary in effect on December 31, 2007 and the highest annual amount paid to him under the Company’s ICP with respect to any three calendar years immediately preceding December 31, 2007 (provided however that the amount of ICP taken into consideration for this purpose is limited to 75 percent of his base salary), times three. This amount would be payable in a lump sum.

(9) Amount represents an amount equal to the sum of Mr. Kohlberger’s base salary and annual target in effect under the ICP on December 31, 2007, divided by 12 and multiplied by 29 (the remaining term of Mr. Kohlberger’s contract).

(10) Amounts payable under the employment agreement are independent of the amounts payable under the change in control severance agreement described in the text immediately above this table.

Mr. Silcock

On July 20, 2007, the Company entered into an agreement (the “Severance Agreement”) with Raymond P. Silcock, Senior Vice President and Chief Executive Officer, which became effective on August 6, 2007, and provides Mr. Silcock with severance payments and benefits in the event that his employment is terminated under certain circumstances, as described in more detail below. The Severance Agreement will remain in effect until August 6, 2010, the third anniversary of the effective date, but in no event will the term of the Severance Agreement be less than two years following a “change in control” of the Company (as defined in the Severance Agreement), if a change in control occurs during the three-year term.

Under the Severance Agreement, if his employment is terminated by the Company, prior to a change in control of the Company, without cause or by Mr. Silcock for “good reason” (as defined in the Severance Agreement), Mr. Silcock will be entitled to receive the following severance payments and benefits: (1) accrued salary and benefits under Company’s compensation and benefit plans through the date of termination; (2) a pro-rata bonus under the Company’s ICP for the year of termination; (3) severance payments equal to two times the sum of (i) his base salary and (ii) an amount equal to 75 percent of the target bonus in effect as of the date of termination; and (4) continuation of life insurance and group health benefits for a two-year period.

In addition, the Severance Agreement provides that, in the event termination of Mr. Silcock’s employment occurs on, in anticipation or contemplation of, or following a change in control of the Company, in lieu of the above, he will be entitled to the following payments and benefits: (1) accrued salary and benefits under Company’s compensation and benefit plans through the date of termination; (2) a pro-rata portion of the target annual bonus in effect prior to the date of termination; (3) a lump sum severance payment equal to two times the sum of (i) his base salary and (ii) an amount equal to 100 percent of the actual target annual bonus in effect as of the date of termination or, if greater, such target in effect immediately prior to the change in control; and (4) continuation of life insurance and group health benefits for a two-year period.

Furthermore, the Severance Agreement provides for a tax gross up on any amounts subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986, but only if the aggregate value for golden parachute purposes of all payments and benefits to be received by Mr. Silcock exceeds 110 percent of his “safe harbor amount” (as defined in the Severance Agreement). If the aggregate value of these payments and benefits exceeds the safe harbor amount by 10% or less, the payments and benefits will be reduced to the extent necessary to avoid the imposition of excise taxes.

All payments made to Mr. Silcock under the Severance Agreement will be made in accordance with Section 409A of the Code.

As a condition of receiving severance payments pursuant to the Severance Agreement, Mr. Silcock must execute (and not revoke) a release in favor of the Company and its affiliates, including among other things, an agreement not to sue the Company, its directors, officers and employees and its affiliates over employment-related matters. In addition, Mr. Silcock has agreed to be subject to non-compete, non-solicitation, and confidentiality provisions during the term of the Severance Agreement and for a period equal to the greater of 12-months following termination of employment for any reason, or the period during which he receives severance payments.

Pursuant to the terms of the Supplemental Plan, Mr. Silcock would be entitled to certain benefits following a qualifying termination of employment in connection with a change in control.

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Silcock assuming such termination occurred on December 31, 2007.

	Voluntary
	for Good		Voluntary
	Reason or		for Good
	Involuntary		Reason
Executive Benefit and	Not For		Termination
Payments Upon	Cause	For Cause	(Change in
Separation	Termination	Termination	Control)		Disability		Death

Short-Term Incentive:
Incentive Compensation Plan (ICP)	$416,250 (1)	$0	$375,000	(2)	$0		$416,250	(1)
Long-Term Incentives:		$0
Options	$0	$0	$87,500	(3)	$87,500	(3)	$87,500	(3)
Restricted Shares	$0	$0	$0		$0		$0
Performance-Based
Restricted Shares	$0	$0	$516,490	(4)	$516,490	(4)	$516,490	(4)
Benefits:	$0	$0
Retirement Benefits	$0	$0	$1,102,617	(5)	$0		$0
Health and Welfare Benefits and Life Insurance Coverage	$39,341 (6)	$0	$39,341	(6)	$0		$0
Cash Severance	$2,295,000 (7)	$0	$2,745,000	(8)	$236,250	(9)	$0
Excise Tax & Gross-up	$0	$0	$1,456,994	(10)	$0		$0

(1) Amounts represent Mr. Silcock’s actual bonus for 2007 which would become payable in the event of such termination at the same time as bonuses are paid to other employees for the performance period.

(2) Amount represents Mr. Silcock’s prorated target bonus for 2007.

(3) Amount represents the difference between the closing price of Company stock on December 31, 2007 and the exercise price of the accelerated portion of stock options.

(4) Amount represents the value of the accelerated portion of restricted shares using the closing price of Company stock on December 31, 2007.

(5) Amount represents the lump sum present value of benefits payable under the Supplemental Plan.

(6) Amounts represent the cost of providing health and welfare benefits and life insurance coverage to Mr. Silcock for a period of 24 months.

(7) Amount represents the product of Mr. Silcock’s base salary in effect on December 31, 2007 and 75 percent of his full year target under the Company’s ICP, times two. This amount would be payable in 24 equal monthly installments.

(8) Amounts represents the product of Mr. Silcock’s base salary in effect on December 31, 2007 and 100 percent of his full year target under the Company’s ICP, times two. This amount would be payable in a lump sum.

(9) Amount represents six months of base salary.

(10) Amount represents an estimate of the excise tax that would potentially become payable under Section 4999 of the Internal Revenue Code of 1986, as amended, plus the “gross-up payment” described in the text immediately above this table.

Messrs. Butler and Baseler

The Company is party to agreements (individually a “Severance Agreement” and collectively, the “Severance Agreements”) with Daniel W. Butler, President of U.S. Smokeless Tobacco Company (“USSTC”) and Theodor P. Baseler, President of International Wine & Spirits Ltd. (“IWS”), respectively, (collectively, the “Executives”), effective June 23, 2006, which supersede any and all previous agreements between the Company and each of the Executives, relating to benefits payable upon certain terminations of employment either prior to, in anticipation or contemplation of, or following a change in control of the Company (collectively, the “Prior Agreements”). The Severance Agreements provide the Executives with severance payments and benefits in the event that their employment is terminated under certain circumstances, as described in more detail below. The Severance Agreements will continue for a period of three years, but in no event will the term of the Severance Agreements be less than two years following a “change in control” of the Company (as defined in the Severance Agreements), if a change in control occurs during the three-year term.

Under the Severance Agreements, if the Executives’ employment is terminated by USSTC or IWS in the case of Messrs. Butler and Baseler, respectively, prior to a change in control of the Company (or IWS in the case of Mr. Baseler), without cause or by the Executives for “good reason” (as defined in the Severance Agreements), the Executives will be entitled to receive the following severance payments and benefits: (1) accrued salary and benefits under the Company’s compensation and benefit plans through the date of termination; (2) a pro-rata bonus under the Company’s ICP for the year of termination; (3) severance payments equal to two times the sum of (i) the Executives’ base salaries and (ii) an amount equal to 75 percent of the target bonus in effect as of the date of termination; and (4) continuation of life insurance and group health benefits for a two-year period. The Severance Agreement also provide that Mr. Baseler will be deemed to be a participant in the Supplemental Plan, regardless of his age and years of service at termination, but that the benefits due under the Supplemental Plan or any other retirement plans will become payable at the time and in the form permitted under the Supplemental Plan and such other retirement plans.

In addition, the Severance Agreements provide that, in the event termination of the Executives’ employment occurs on, in anticipation or contemplation of, or following a change in control of the Company (or IWS in the case of Mr. Baseler), in lieu of the above, the Executives will be entitled to the following payments and benefits: (1) accrued salary and benefits under the Company’s compensation and benefit plans through the date of termination; (2) a pro-rata portion of the target annual bonus in effect prior to the date of termination; (3) a lump sum severance payment equal to two times the sum of (i) the Executives’ base salaries and (ii) an amount equal to 100 percent of the actual target annual bonus in effect as of the date of termination or, if greater, such target in effect immediately prior to the change in control; and (4) continuation of life insurance and group health benefits for a two-year period.

Furthermore, the Severance Agreements provide that if any of the “total payments” (as defined in the Severance Agreements) are subject to excise taxes imposed by Section 4999 of the Code, the Company will pay to the Executives an additional amount or a gross-up payment such that the net amount retained by the Executives, after deduction of any excise tax on the total payments and any federal, state and local income and employment taxes and excise tax on the gross-up payment, is equal to the total payments. Notwithstanding the foregoing, if the Executives are entitled to the gross-up payment, but the “parachute value” (as defined in the Severance Agreements) of the “total payments” equals or is less than 110 percent of the “safe harbor amount”, as defined in the Code, (generally, the maximum amount that could be paid without triggering the excise tax), then the Company will not pay the gross-up payment to the Executives and the total payments will be reduced to the extent necessary to cause the parachute value of such payments, in the aggregate, to be equal to the safe harbor amount.

All payments made to the Executives under the Severance Agreements will be made in accordance with Section 409A of the Code.

As a condition of receiving severance payments pursuant to the Severance Agreements, each of the Executives must execute (and not revoke) a release in favor of the Company and its affiliates, including among other things, an agreement not to sue the Company, its directors, officers and employees and its affiliates over employment-related matters. In addition, the Executives have agreed to be subject to non-compete, non-solicitation and confidentiality provisions during the term of the Severance Agreements and for a period equal to the greater of the 12-month period following termination of employment for any reason, or the period during which the Executives receive severance payments.

Pursuant to the terms of the 2005 LTIP, the material terms of which are described above, the Executives are entitled to accelerated vesting of outstanding equity on specified terminations of employment. Pursuant to the terms of the Retirement Plans and the Supplemental Plan, in addition to being entitled to benefits accrued at the date of termination, the Executives would be entitled to certain additional benefits in connection with qualifying terminations of employment, including in connection with a change in control.

The following tables show potential payments upon termination or a change in control of the Company for Messrs. Butler and Baseler assuming such termination occurred on December 31, 2007.

Mr. Butler

	Voluntary
	for Good		Voluntary
	Reason or		for Good
	Involuntary		Reason
Executive Benefit and	Not For		Termination
Payments Upon	Cause	For Cause	(Change in
Separation	Termination	Termination	Control)		Disability		Death

Short-Term Incentive:
Incentive Compensation Plan (ICP)	$1,108,500 (1)	$0	$1,000,000	(2)	$0		$1,108,500	(1)
Long-Term Incentives:
Options	$0	$0	$822,500	(3)	$822,500	(4)	$822,500	(4)
Restricted Shares	$0	$0	$0		$0		$0
Performance-Based
Restricted Shares	$0	$0	$3,232,729	(4)	$3,232,729	(4)	$3,232,729	(4)
Benefits:
Retirement Benefits	$0	$0	$3,426,000	(5)	$0		$0
Health and Welfare Benefits and Life Insurance Coverage	$39,485 (6)	$0	$39,485	(6)	$0		$0
Cash Severance	$2,500,000 (7)	$0	$3,000,000	(8)	$250,000	(9)	$0
Excise Tax & Gross-up	$0	$0	$3,570,023	(10)	$0		$0

(1) Amounts represent Mr. Butler’s actual bonus for 2007 which would become payable in the event of such termination at the same time as bonuses are paid to other employees for the performance period.

(2) Amount represents Mr. Butler’s target bonus.

(3) Amount represents the difference between the closing price of Company stock on December 31, 2007 and the exercise price of the accelerated portion of stock options.

(4) Amount represents the value of the accelerated portion of restricted shares using the closing price of Company stock on December 31, 2007.

(5) Amount represents the lump sum present value of benefits payable under the Supplemental Plan. Mr. Butler would also be entitled to benefits under the Retirement Plans on the same basis as other salaried employees.

(6) Amounts represent the cost of providing health and welfare benefits and life insurance coverage to Mr. Butler for a period of 24 months.

(7) Amount represents the product of Mr. Butler’s base salary in effect on December 31, 2007 and 75 percent of his target under the Company’s ICP, times two. This amount would be payable in 24 equal monthly installments.

(8) Amount represents the product of Mr. Butler’s base salary in effect on December 31, 2007 and 100 percent of his target under the Company’s ICP, times two. This amount would be payable in a lump sum.

(9) Amount represents six months of base salary.

(10) Amount represents an estimate of the excise tax that would potentially become payable under Section 4999 of the Internal Revenue Code of 1986, as amended, plus the “gross-up payment” described in the text immediately above this table.

Mr. Baseler

	Voluntary
	for Good		Voluntary
	Reason or		for Good
	Involuntary		Reason
	Not For		Termination
Executive Benefit and	Cause	For Cause	(Change in
Payments Upon Separation	Termination	Termination	Control)		Disability		Death

Short-Term Incentive:
Incentive Compensation Plan (ICP)	$751,200 (1)	$0	$600,000	(2)	$0		$751,200	(1)
Long-Term Incentives:		$0			$0
Stock Options	$0	$0	$0		$0		$0
Restricted Shares	$0	$0	$180,840	(3)	$180,840	(3)	$180,840	(3)
Performance-Based Restricted Shares	$0	$0	$1,185,582	(3)	$1,185,582	(3)	$1,185,582	(3)
Benefits:		$0
Retirement Benefits	$1,446,000 (4)	$0	$2,146,000	(5)	$0		$0
Health and Welfare Benefits and Life Insurance Coverage	$39,191 (6)	$0	$39,191	(6)	$0		$0
Cash Severance	$1,787,600 (7)	$0	$2,087,600	(8)	$221,900	(9)	$0
Excise Tax & Gross-up	$0	$0	$0	(10)	$0		$0

(1) Amounts represent Mr. Baseler’s actual bonus for 2007 which would become payable in the event of such termination at the same time as bonuses are paid to other employees for the performance period.

(2) Amount represents Mr. Baseler’s target bonus.

(3) Amount represents the value of the accelerated portion of restricted shares using the closing price of Company stock on December 31, 2007.

(4) Amount represents the lump sum present value of benefits payable under the Supplemental Plan. Mr. Baseler would also be entitled to benefits under the Retirement Plans on the same basis as other salaried employees.

(5) Amount represents the lump sum present value of benefits payable from both the Supplemental Plan and the Benefit Restoration Plan. Under the Supplemental Plan, the present value is calculated using the applicable percentage for age 55, service and compensation through December 31, 2007 and is payable in a lump sum. For the Benefit Restoration Plan, the amount included represents the incremental value over the amount disclosed in the Pension Benefits at December 31, 2007. Table on page 35 based on the benefit accrued as of December 31, 2007 payable as a lump sum. Mr. Baseler would also be entitled to benefits under the Retirement Income Plan on the same basis as other salaried employees.

(6) Amounts represent the cost of providing health and welfare benefits and life insurance coverage to Mr. Baseler for a period of 24 months.

(7) Amount represents the product of Mr. Baseler’s base salary in effect on December 31, 2007 and 75 percent of his target under the Company’s ICP, times two. This amount would be payable in 24 equal monthly installments.

(8) Amount represents the product of Mr. Baseler’s base salary in effect on December 31, 2007 and 100 percent of his target under the Company’s ICP, times two. This amount would be payable in a lump sum.

(9) Amount represents six months of base salary.

(10) Amount represents an estimate of the excise tax that would potentially become payable under Section 4999 of the Internal Revenue Code of 1986, as amended, plus the “gross-up payment” described in the text immediately above this table.

Mr. Patracuolla

The Company is party to an agreement with Mr. Patracuolla, which became effective on July 31, 2006, and which provides Mr. Patracuolla with severance payments and benefits in the event that his employment is terminated under certain circumstances following a “change in control” of the Company, as defined in the agreement and as described in more detail below. The initial one-year term of Mr. Patracuolla’s agreement is automatically renewed for successive one-year periods, unless the Company gives written notice that it will not be extended. However, in no event will the term of the agreement be less than two years following a change in control of the Company which occurs during the term.

Mr. Patracuolla’s agreement provides that in the event that the termination of Mr. Patracuolla’s employment occurs following a change in control of the Company for any reason other than death, “disability” or “cause” or if he terminates his employment for “good reason” (as such terms are defined in the agreement), Mr. Patracuolla will be entitled to the following payments and benefits: (1) accrued salary and benefits under the Company’s compensation and benefit plans through the date of termination; (2) a lump sum severance payment equal to three times the sum of (i) his then-current base salary or, if greater, his base salary in effect immediately prior to the change in control plus (ii) the highest ICP payment made to him in any of the preceding three calendar years, provided that the such ICP amount is capped at 75 percent of base salary for this purpose; and (3) continuation of life, disability and accident insurance and group health benefits for a three-year period.

Mr. Patracuolla’s agreement provides that he will receive the greater of (i) the amount equal to the total payments and benefits he is entitled to receive upon a qualifying termination following a change in control of the Company, reduced by the imposition of any excise taxes and (ii) the amount equal to 2.99 times his Code Section 280G base amount.

Pursuant to the terms of the 2005 LTIP, the material terms of which are described above, Mr. Patracuolla is entitled to accelerated vesting of outstanding equity on specified terminations of employment. Pursuant to the terms of the Retirement Plans and the Supplemental Plan, in addition to being entitled to benefits accrued at the date of termination, Mr. Patracuolla would be entitled to certain additional benefits in connection with qualifying terminations of employment, including in connection with a change in control.

All payments made to Mr. Patracuolla under the agreement will be made in accordance with Section 409A of the Code.

The following table shows potential severance payments under Mr. Patracuolla’s agreement assuming a change in control and qualifying termination occurred on December 31, 2007.

	Voluntary
	for Good		Voluntary
	Reason or		for Good
	Involuntary		Reason
	Not For		Termination
Executive Benefit and	Cause	For Cause	(Change in
Payments Upon Separation	Termination	Termination	Control)		Disability		Death

Short-Term Incentive:
Incentive Compensation Plan (ICP)	$0	$0	$450,000	(1)	$0		$0
Long-Term Incentives:	$0	$0			$0		$0
Stock Options	$0	$0	$0		$0		$0
Restricted Shares	$0	$0	$685,000	(2)	$685,000	(2)	$685,000	(2)
Performance-Based Restricted Shares	$0	$0	$427,117	(2)	$427,117	(2)	$427,117	(2)
Benefits:	$0	$0
Retirement Benefits	$0	$0	$1,801,000	(3)	$0		$0
Health and Welfare and Life Insurance Coverage	$0	$0	$59,814	(4)	$0		$0
Cash Severance	$0	$0	$1,837,500	(5)	$175,000	(6)	$0
Excise Tax & Gross-up	$0	$0	$0		$0		$0

(1) Amount represents Mr. Patracuolla’s target bonus.

(2) Amount represents the value of the accelerated portion of restricted shares using the closing price of Company stock on December 31, 2007.

(3) Amount represents the lump sum present value of benefits payable from both the Supplemental Plan and the Benefit Restoration Plan. Under the Supplemental Plan, the present value is calculated using the applicable percentage for age 55, service and compensation through December 31, 2007 and is payable in a lump sum. For the Benefit Restoration Plan, the amount included represents the incremental value over the amount disclosed in the Pension Benefits at December 31, 2007 Table on page 35 based on the benefit accrued as of December 31, 2007 payable as a lump sum. Mr. Patracuolla would also be entitled to benefits under the Retirement Income Plan on the same basis as other salaried employees.

(4) Amounts represent the cost of providing health and welfare benefits and life insurance, disability and accident coverage to Mr. Patracuolla for a period of 36 months.

(5) Amount represents the product of Mr. Patracuolla’s base salary in effect on December 31, 2007 plus the highest amount paid under the ICP in the preceding three years (not to exceed 75 percent of base salary), times three. This amount would be payable as a lump sum.

(6) Amount represents six months of base salary.

Compensation of Directors

Because of the challenges associated with attracting and retaining qualified independent, non-management directors to serve on the Board of Directors of companies in our industry, the Company’s philosophy is to set non-management director annual compensation at the 75th percentile of the comparator group companies listed in the Compensation Discussion and Analysis. The non-management director compensation program was significantly amended in 2005 to more closely align the program with best practices identified in the Report of the National Association of Corporate Directors Blue Ribbon Commission on Director Compensation (the “NACD Blue Ribbon Report”). In accordance with the best practices recognized in the NACD Blue Ribbon Report, the Company’s non-management director compensation is focused on equity and cash and, as described below, the UST Inc. Nonemployee Directors’ Retirement Plan was closed to new participants effective March 1, 2005.

Under the current non-management director compensation program, such directors receive a monthly cash retainer of approximately $6,420 ($77,000 annually) and an annual award on the first business day following each annual meeting, with a dollar value at the date of grant of $75,000, that is paid in shares of Company common stock under the 2005 LTIP in accordance with the non-management directors’ deferral elections. As such, the number of shares awarded varies depending upon the market price of the Company’s common stock on the grant date. In 2007, in connection with this annual award, each non-management director was awarded 1,331 shares. In addition, non-management directors are awarded shares of Company common stock for each meeting of the Board attended and each Board committee meeting attended, respectively. Prior to September 1, 2007, non-management directors were awarded, under the 2005 LTIP, 50 shares and 40 shares of Company common stock for each meeting of the Board attended and each Board committee meeting attended, respectively. In order to eliminate the impact of stock price variability on the valuation of Board and Board committee meeting fees, effective September 1, 2007, the compensation program for non-management directors was modified such that non-management directors receive awards of Company common stock for each meeting of the Board and each Board committee meeting attended having a grant date fair value of $2,600 and $2,100, respectively. Once awarded, dividends on these shares are paid to non-management directors and all shares may be voted. During 2007, the following number of meetings were held: Board of Directors (12), Audit Committee (12), Compensation Committee (9), Nominating & Corporate Governance Committee (9), and Strategic Review Committee (5). The chairs of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee also receive an annual fee of $10,000, $7,000 and $7,000, respectively. Furthermore, non-management directors are reimbursed for reasonable expenses they incur in connection with the performance of their services to the Company as members of the Board and its committees. Employee directors receive no additional compensation for their services as directors. Additional information on the restricted stock holdings and deferred compensation stock units attributable to the Company’s non-management directors is set forth in the footnotes to the Director Compensation — Year Ended December 31, 2007 table on page 40.

Prior to May 3, 2005, the Company maintained the UST Inc. Nonemployee Directors’ Restricted Stock Award Plan (the “Directors’ Restricted Stock Plan”). The Directors’ Restricted Stock Plan provided for the automatic award to each non-management director of 50 shares of restricted stock for each meeting of the Board attended and 40 shares of restricted stock for each Board committee meeting attended. The shares of restricted stock awarded under the Directors’ Restricted Stock Plan vest on the third anniversary of the grant date. Once awarded and during the vesting period, dividends on restricted shares were paid to non-management directors and all shares could be voted; however, ownership could not be transferred until service on the Board terminated. Unvested shares granted under the Directors’ Restricted Stock Plan are forfeited in the event of a voluntary resignation or refusal to stand for reelection, but vesting is accelerated in the event of change in control, death, disability or retirement from service as defined in the Directors’ Restricted Stock Plan. Upon stockholder approval of the 2005 LTIP, the Directors’ Restricted Stock Plan was replaced by the 2005 LTIP.

Pursuant to guidelines adopted by the Board, non-management directors are required to hold Common Stock with an aggregate value of five times the annual cash retainer amount (Common Stock with a total value of $385,000). Effective April 5, 2005, under the UST Inc. Director Deferral Program, non-management directors who have met their holding requirements may elect to defer up to 100 percent of their annual 2005 LTIP stock awards. Annual stock awards made to non-management directors who have not met the holding requirement with respect to the Common Stock are deferred automatically under the UST Inc. Directors’ Deferral Program to the extent that such holding requirements have not been met. The deferred portion of any annual stock award will be denominated in phantom shares and issued in shares of Common Stock as soon as practicable after the earliest occurring payout event, including a non-management director’s separation from service, disability, death, change in control or a qualified hardship (in each case as defined in Section 409A of the Code).

The Company also maintains the UST Inc. Nonemployee Directors’ Retirement Plan (the “Directors’ Retirement Plan), a nonqualified, non-funded plan that applies to non-management directors (who are not former employees of the Company), whose service as such includes periods beginning on or after January 1, 1988, and whose service equals or exceeds 36 months. Under the terms of the Directors’ Retirement Plan, an eligible director will receive one-twelfth of 75 percent of his or her highest annual compensation (including the cash retainer, committee chair fees and the value of all restricted stock and Common Stock awards paid for Board and Board committee meeting fees) each month, beginning at age 65 (or such later date upon which occurs his or her termination of service to the Board) and continuing over a period equal to the shorter of his or her period of service or 120 months.

The Directors’ Retirement Plan also provides for payment of these benefits to a deceased director’s spouse in the event of a director’s death either prior to or subsequent to a director’s cessation of service. As of March 1, 2005, the Directors’ Retirement Plan was closed to new non-management directors first elected to the Board after such date.

In addition, prior to March 1, 2005, the Company maintained the UST Inc. Directors’ Supplemental Medical Plan (the “Directors’ Medical Plan”), a self-insured medical reimbursement plan that applies to non-management directors who are not former employees. The Directors’ Medical Plan provided for an additional $7,500 of annual coverage for each participant for reasonable, medically-related expenses above the participant’s basic medical plan coverage. The Company also made available to the non-management directors up to $12,500 annually in tax and financial planning services. After retirement from the Board, the Directors’ Medical Plan and financial planning services continued for a period equal to the retired director’s period of service on the Board, except that the financial planning services were provided in the amount of $6,500 annually. The Board determined to discontinue the Directors’ Medical Plan and the provision for tax and financial planning reimbursements as of March 1, 2005, except for Mr. Edward H. DeHority, Jr. who was eligible to retire on that date. Upon his retirement in May 2006, Mr. DeHority’s period of coverage and eligibility related to these benefits commenced. Non-management directors will continue to be covered under the Company’s group life insurance, accidental death and dismemberment and business travel accident plans during their period of service. Non-management directors can also elect coverage under the Company’s medical plans provided that they pay the full per capita cost of such coverage. The Company does not provide any perquisites to non-management directors other than an annual Company wine allowance of up to $5,000 to foster use of the Company’s wine products at events supported by such directors.

During 2007, Mr. Gierer received total annual cash compensation in the amount of $350,000, in lieu of the aforementioned compensation arrangements applicable to other non-management directors and in light of his significant equity holdings in the Company. This total annual compensation reflected Mr. Gierer’s knowledge of the Company and its businesses and took into consideration the additional time and commitment attendant to the duties of the position of non-executive Chairman. Mr. Gierer did not receive any other compensation with respect to his duties as non-executive Chairman of the Board. Mr. Gierer retired from the Company as of December 31, 2006 pursuant to the early retirement provisions of the Retirement Plans and the Supplemental Plan, described above in Compensation Discussion and Analysis — Components of the Executive Compensation Program — Defined Benefit and Defined Contribution Pension Plans, beginning on page 24. During 2007, Mr. Gierer received the following payments from the Company’s pension plans: Pension Plan: $117,092; Restoration Plan: $747,636; and Supplemental Plan: $140,925. Furthermore, Mr. Gierer’s prior employment agreement with the Company was terminated effective December 31, 2006, when Mr. Gierer retired from his executive positions with the Company, and no payments were made on account of the termination of such agreement. In addition, during 2007 the Company paid to Mr. Gierer a retention bonus in accordance with the terms of a retention bonus agreement entered into and effective November 3, 2005 and previously disclosed by the Company.

Director Compensation — Year Ended December 31, 2007

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation
Name	($)(1)	($)(2)(6)	($)(6)	($)	($)(3)	($)(4)	Total ($)

John D. Barr	77,000	140,576	-	-	88,285	-	305,861
John P. Clancey	84,000	176,558	-	-	215,758	-	476,316
Patricia Diaz Dennis	77,000	175,110	-	-	128,095	-	380,205
Vincent A. Gierer, Jr	350,000	-	-	-	-	-	350,000
Joseph E. Heid	87,000	186,487	-	-	153,119	-	426,606
Patrick J. Mannelly(5)	25,667	26,088	-	-	-	-	51,755
Peter J. Neff	84,000	153,955	-	-	93,936	-	331,891
Andrew J. Parsons	77,000	165,777	-	-	-	-	242,777
Ronald J. Rossi	77,000	189,616	-	-	148,031	-	414,647

(1) Amounts in this column include all cash compensation paid to each non-management director during the year ended December 31, 2007. With the exception of Mr. Gierer, each non-management director receives a monthly cash retainer of approximately $6,420 (or $77,000 annually). Mr. Gierer received $350,000 in connection with his service as non-executive Chairman of the Board from January 1, 2007 through December 31, 2007. In addition, the Company pays annual committee chair fees of $10,000 to the Audit Committee chair (Mr. Heid) and $7,000 each to the Compensation Committee chair (Mr. Neff) and the Nominating and Corporate Governance Committee chair (Mr. Clancey). The committee chair fees are also paid monthly.

(2) Amounts reflect the compensation expense recognized in the Company’s financial statements in 2007 for non-management director stock-based awards granted in and before 2007, in accordance with SFAS No. 123(R). As such, these amounts do not correspond to the compensation actually realized by each director for the period. See Note 12 — Share-Based Compensation to the Company’s December 31, 2007 consolidated financial statements in its Annual Report on Form 10-K for further information on the assumptions used to value shares of restricted stock and common stock granted to non-management directors. This column also includes the compensation expense associated with annual awards deferred under the UST Inc. Director Deferral Program. There were a total of 3,440 restricted shares outstanding at December 31, 2007 with an aggregate grant date fair value of $175,131, the last of which will vest in April 2008. In addition, as of December 31, 2007, there were 30,252 shares, which directors have elected to defer under a deferred compensation plan, with an aggregate grant date fair value of $1,465,745. All shares and units issued under the non-management director compensation program have been issued under the 2005 LTIP which, as of August 2, 2007, defines “fair market value” as the closing price of the Company’s common stock as reported on the NYSE on the date an award is granted. For awards granted during 2007 prior to August 2, 2007, grant date fair value was calculated based on the average of the high and low market price of the Company’s common stock on the date of grant.

(3) Amounts reflect the aggregate increase in the actuarial present value of the accumulated benefit for each non-management director that is eligible to participate in the UST Inc. Nonemployee Directors’ Retirement Plan. The calculated increase in the accumulated benefit was computed using the same measurement date and assumptions used for the Company’s December 31, 2007 financial statements and footnote disclosures, assuming retirement at the earliest date an individual is eligible to retire with unreduced benefits and current compensation levels. See Note 14 — Employee Benefit and Compensation Plans to the Company’s December 31, 2007 consolidated financial statements in its Annual Report on Form 10-K for further information on the assumptions used. This column includes amounts which the non-management director may not become entitled to receive because such amounts are not yet vested. As this plan was closed to non-management directors first elected to the Board after March 1, 2005, there are no amounts attributed to Messrs. Gierer, Mannelly or Parsons.

(4) Total perquisites for each non-management director approximate $5,000 or less and the annual imputed income for group term life insurance provided by the Company to each director is $67, with the exception of Mr. Gierer, who did not have group term life insurance provided by the Company.

(5) Mr. Mannelly did not stand for re-election at the 2007 Annual Meeting, therefore, amounts disclosed are for awards and fees earned from January 2007 to April 2007.

(6) Outstanding equity awards as of December 31, 2007, by non-management director:

		Aggregate
		Grant Date
	Outstanding	Fair Market		Aggregate Grant Date
	Shares of	Value ($) -	Options	Fair Market Value
	Restricted	Restricted	Outstanding	($) - Options
Name	Stock (#)	Stock	(#)	Outstanding

John D. Barr	400	20,442	2,785	14,068
John P. Clancey	520	26,508	10,285	59,743
Patricia Diaz Dennis	690	35,039	4,285	21,253
Vincent A. Gierer	-	-	480,300 (1)	2,278,822
Joseph E. Heid	690	35,039	1,285	8,263
Patrick J. Mannelly	-	-	-	-
Peter J. Neff	450	23,064	5,785	32,803
Andrew J. Parsons	-	-	-	-
Ronald J. Rossi	690	35,039	1,285	8,263

(1) Mr. Gierer did not receive any equity awards while serving as a non-management director. The number of options outstanding reflect awards granted to Mr. Gierer prior to his retirement as Chief Executive Officer on December 31, 2006.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) oversees on behalf of the Board (1) the integrity of the Company’s financial statements and financial reporting processes, as well as the integrity of the Company’s systems of internal accounting and financial controls; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications, independence and performance of the Company’s independent auditors; and 4) the performance of the Company’s internal audit function.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2007.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has reviewed and discussed the independent auditors’ independence including the matters in the written disclosures required by the Independence Standards Board; discussed with the independent auditors matters required by the Statement on Auditing Standards 90, “Audit Committee Communications;” and has considered the compatibility of permitted non-audit services performed by the auditors with the auditors’ independence.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In addition, the Committee reviewed and discussed with the independent auditors the report concerning the firm’s internal quality control procedures.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

February 20, 2008	Audit Committee Joseph E. Heid, Chairman Patricia Diaz Dennis Andrew J. Parsons Ronald J. Rossi Lawrence J. Ruisi

Audit and Non-Audit Fees

The aggregate fees billed for professional services provided to the Company by Ernst & Young LLP (“Ernst & Young”), the Company’s independent auditors, for the fiscal years ended December 31, 2007 and December 31, 2006 were as follows:

	2007	2006

Audit Fees	$1,824,000	$1,751,000
Audit-Related Fees	136,000	163,000
Tax Fees	75,000	119,000
All Other Fees	-0-	-0-

Total	$2,035,000	$2,033,000

Audit Fees represent fees for professional services performed in connection with the audit of the Company’s annual financial statements, including attestation on the Company’s internal control over financial reporting, and the review of the Company’s quarterly reports on Form 10-Q filed with the SEC.

Audit-Related Fees were primarily for services related to employee benefit plan audits.

Tax Fees were primarily for professional services performed with respect to tax compliance and tax consulting.

The Audit Committee had considered and determined that the performance of those services other than audit services would not impair Ernst & Young’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during the year in each of four categories of services to the Audit Committee for approval. The Audit Committee pre-approves auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. In accordance with its policy, the Audit Committee has delegated pre-approval authority for audit and non-audit services to Mr. Heid and Mr. Parsons, provided that the estimated fee for any services pre-approved during any period occurring between meetings of the Audit Committee does not exceed $200,000. The members to whom such authority has been delegated must report, for informational purposes only, any pre- approval decisions to the Audit Committee at its next scheduled meeting.

Indebtedness of Management

Since January 1, 2007, none of the Company’s directors, executive officers, nominees for election as directors or certain relatives or associates of such persons has been indebted to the Company in an aggregate amount in excess of $120,000 except as noted in the table below, which represents unpaid balances on loans made pursuant to stock option exercises under the terms of the UST Inc. 1992 Stock Option Plan, as previously approved by stockholders, and which has expired with respect to the grant of options. Unpaid balances on such loans are secured by the pledging of the shares with the Company and by the optionee’s personal installment promissory note bearing interest at the applicable federal rate in effect under the Internal Revenue Code of 1986, as amended, on the date the loan is made. No new loans have been made to the Company’s directors or executive officers on or after July 30, 2002 nor have the loans existing on or prior to July 30, 2002 been modified or renewed.

	Largest Aggregate	Indebtedness as of
Name & Principal Position	Indebtedness during 2007(1)	February 13, 2008(1)

Murray S. Kessler	$106,055	$77,773
Chairman of the Board and Chief Executive Officer
Raymond P. Silcock	-0-	-0-
Senior Vice President and Chief Financial Officer
Robert T. D’Alessandro	347,576	-0-
Former Senior Vice President and Chief Financial Officer
Richard A. Kohlberger	150,519	99,126
Senior Vice President, General Counsel, Secretary and Chief Administrative Officer
Daniel W. Butler	-0-	-0-
President, U.S. Smokeless Tobacco Company
Theodor P. Baseler	69,601	44,765
President, International Wine and Spirits Ltd.
James D. Patracuolla	-0-	-0-
Vice President and Controller

(1)	Interest rates on loans range from approximately 4 percent to 6 percent.

Policy Governing Related Party Transactions

In recognition of the fact that transactions involving related parties can present potential or actual conflicts of interest or create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders, the Board has adopted a written policy, which provides for the review and approval (or, if completed, ratification) by the Audit Committee (or, in certain circumstances, the Chair of the Audit Committee) of all transactions involving the Company in which a related party is known to have a direct or indirect interest, including transactions required to be reported under paragraph (a) of Item 404 of Regulation S-K promulgated by the SEC. For purposes of this policy, a related party includes: (i) any director or executive officer of the Company or a nominee to become a director of the Company, (ii) any known beneficial owner of more than 5 percent of any class of the Company’s voting securities, (iii) any immediate family member of any of the foregoing, or (iv) any firm, corporation or other entity in which any of the foregoing persons holds certain positions, or in which such person (together with certain other persons affiliated with the Company) is known to have a 10 percent or greater beneficial ownership interest. Such transactions may be pursued only if the Audit Committee believes, after considering the matter in good faith that they are in, or are not inconsistent with, the best interests of the Company and its stockholders. Where it is not practicable or desirable to wait for the next meeting of the Audit Committee, the Chair of the Audit Committee is authorized to review the proposed transaction. In such instance, the Chair is required to report on any such transaction to the Audit Committee at its next scheduled meeting.

A copy of the foregoing Policy and Procedures with Respect to Related Person Transactions is available on the Company’s website at www.ustinc.com under the heading “Investors/Corporate Governance/Related Person Transactions Policy.”

Proposal No. 2

Selection of Independent Auditors

A Proposal to Ratify the Appointment of Independent Auditors of the Accounts of the Company and its Consolidated Subsidiaries for the Year 2008

The Audit Committee has selected the firm of Ernst & Young LLP (“Ernst & Young”), Certified Public Accountants, as independent auditors of the accounts of the Company and its consolidated subsidiaries for the year 2008. Ernst & Young has been serving the Company and its subsidiaries in this capacity for many years. The Audit Committee’s selection was made in accordance with its charter.

Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.

Ratification of the selection of the Company’s independent auditors is not required by any statute or regulation to which the Company is subject or by the Company’s By-Laws. If the stockholders do not ratify the selection of Ernst & Young, the appointment of the independent auditors may be reconsidered by the Audit Committee.

The following resolution will be offered at the meeting:

“RESOLVED, that the selection, by the Audit Committee of the Board of Directors of the Company, of Ernst & Young LLP as independent auditors of the accounts of the Company and its consolidated subsidiaries for the year 2008 be, and it hereby is, ratified, confirmed and approved by the stockholders of the Company.”

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE FOREGOING RESOLUTION (Proposal No. 2). Your appointed proxies will vote your shares FOR Proposal No. 2, unless you instruct otherwise in the proxy form.

The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy is required to adopt this proposal. In accordance with Delaware law, abstentions will, while broker non-votes will not, be treated as present for purposes of the preceding sentence.

STOCKHOLDER PROPOSALS

The following Proposal Nos. 3 and 4, which are printed verbatim, have been submitted by stockholders. The names, addresses and shareholdings of the proponents will be furnished upon oral or written request to the Secretary of the Company. For the reasons set forth following the proposals, the Board recommends a vote AGAINST Proposal Nos. 3 and 4.

Proposal No. 3

“Special Shareholder Meetings

RESOLVED, Shareholders ask our Board to amend our bylaws and any other appropriate governing documents to give holders of 10% to 25% of our outstanding common stock the power to call a special shareholder meeting, in compliance with applicable law. This proposal favors 10% from the above range.

Special meetings allow investors to vote on important matters, such as a takeover offer, that can arise between annual meetings. If shareholders cannot call special meetings, management may become insulated and investor returns may suffer.

Shareholders should have the ability to call a special meeting when they think a matter is sufficiently important to merit expeditious consideration. Shareholder control over timing is especially important in the context of a major acquisition or restructuring, when events unfold quickly and issues may become moot by the next annual meeting.

Fidelity and Vanguard are among the mutual funds supporting a shareholder right to call a special meeting. The proxy voting guidelines of many public employee pension funds, including the New York City Employees Retirement System, also favor preserving this right. Governance ratings services, such as The Corporate Library and Governance Metrics International, take special meeting rights into account when assigning company ratings.

Eighteen (18) proposals on this topic average 56%-support in 2007 — including 74%-support at Honeywell (HON) according to Risk Metrics (formerly Institutional Shareholder Services).

The significance of voting yes for this shareholder proposal is highlighted by the fact that our Company adopted annual election of each director starting with the 2008 annual meeting in response to our 64%-support of a shareholder proposal for such annual election.

Nick Rossi, Boonville, Calif., who sponsored a number of proposals on this topic, said the merits of adopting this proposal should also be considered in the context of our Company’s overall corporate governance structure and individual director performance. For instance in 2007 the following structure and performance issues were reported (and certain concerns are noted):

•   Mr. Gierer, our Chairman, had 21-years director tenure — Independence concern.

•   Our directors can still remain on our Board even if 90% of shares vote against each of them.

•   We had to marshal an awesome 80% shareholder vote to make at least one key governance change — Entrenchment concern.

•   Cumulative voting was not allowed.

•   No shareholder right to call a special meeting.

•   Each of our directors was designated an “Accelerated Vesting” director due to service on our Board when it accelerated the vesting of stock in order to avoid recognizing the related expense.

•   Our Board chose these executive perquisites in 2007 for our Company’s wine subsidiary:

1)    Annual wine allowances.

2)    Personal use of Company’s aircraft.

The above concerns shows there is room for improvement and reinforces the reason to take one step forward now and vote yes:
Special Shareholder Meetings -
Yes on 3”

COMPANY’S RESPONSE

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE FOREGOING PROPOSAL (Proposal No. 3).

The Board of Directors does not believe it is appropriate to enable holders of only 10% of our outstanding common stock to have an unlimited ability to call special meetings for any purpose at any time. Enabling a minority of stockholders to call special meetings could impose substantial administrative and financial burdens on the Company, as well as significantly disrupt the conduct of the Company’s business by diverting the attention of the members of the Board, senior management and other employees from the operation of the Company.

Consistent with Delaware General Corporation Law, the Company’s by-laws provide that a special meeting of stockholders may be called at any time by the Board of Directors, the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, or the President of the Company. This by-law provision is an appropriate corporate governance provision for a public company of our size because it allows the Company’s directors or members of senior management, consistent with their fiduciary obligations, to exercise their business judgment to determine when it is in the best interests of stockholders to convene a special meeting. Convening a special meeting of stockholders is an expensive and time-consuming event because of the legal costs in preparing required disclosure documents, printing and mailing costs and the time commitment required of the Board and members of senior management to prepare for and conduct the meeting. The Board believes that special meetings should only be undertaken when the directors, in the exercise of their fiduciary duties, determines that there is an extraordinary matter and/or significant strategic concern that cannot wait until the next annual meeting for consideration by the Company’s stockholders.

Contrary to the proponent’s suggestion that stockholders are prevented from considering important matters in a timely manner which is adverse to stockholder interests, the provisions of the Company’s Restated Certificate of Incorporation, as well as Delaware law, requires that major corporate actions, such as a merger, a consolidation, or a sale of substantially all of the Company’s assets, be approved by its stockholders. Also, the Company’s Restated Certificate of Incorporation permits stockholders to act by written consent without a meeting. As a result, irrespective of the action taken by the Board of Directors or stockholders with respect to this proposal, stockholders are not precluded absolutely from taking action in between annual meetings, if the action is consented to by stockholders holding a majority of the outstanding common stock.

Also, members of the Company’s senior management, as well as its Investor Relations personnel, maintain open lines of communications with large and small stockholders, financial analysts, and shareholder advisory services regarding important issues relating to the Company’s business and governance.

In addition, the accountability of the directors to the Company’s stockholders has been enhanced through the declassification of the Board of Directors which took place last year. The entire Board of Directors is elected annually, allowing stockholders an opportunity to make significant changes in the leadership of the Company, as well as indicate their approval of the Board’s actions, each year.

Furthermore, the Company currently intends to take steps to adopt a majority vote standard for the election of directors in uncontested situations in the coming year.

In light of the Board of Director’s continuing commitment to ensuring effective corporate governance, as evidenced by the actions described above, the Board of Directors believes that the adoption of this proposal is neither appropriate nor in the best interests of the Company or its stockholders and urges stockholders to vote AGAINST it. Your appointed proxies will vote your shares AGAINST Proposal No. 3 unless you instruct otherwise in the proxy form.

The affirmative vote of a majority of shares of Common Stock present in person or by proxy is required to adopt this proposal. In accordance with Delaware law, abstentions will, while broker non-votes will not, be treated as present for purposes of the preceding sentence.

Proposal No. 4

“Tobacco Companies: Endorse Health Care Principles

WHEREAS: our Company’s products are a major, if not the major, contributor to fatal cancers and heart disease.

University of Minnesota Cancer Center researchers report: “users of smokeless tobacco are exposed to higher amounts of tobacco-specific nitrosamines — molecules ... known to be carcinogenic — than smokers.” i The same study found that smokeless tobacco users were exposed to higher levels of NNK than cigarette smokers and reported that: “NKK is a human carcinogen known to produce lung cancer as well as cancers of the pancreas, nasal mucosa and liver in laboratory animals.” ii

In 2007, in a “start departure from past practice, the American Cancer Society” redirected its entire $15 million advertising budget “to the consequences of inadequate health coverage.” John R. Seffrin, the American Cancer Society’s CEO, states: “I believe, if we don’t fix the health care system, the lack of access will be a bigger cancer killer than tobacco.” He added: “The ultimate control of cancer is as much a public policy issue as it is a medical and scientific issue.” iii

A 2003 study estimated that one of every 10 cancer patients were uninsured. Health insurance companies are known to provide substantially lower rates to those who do not smoke or use our tobacco products.

Our Company’s health care costs are higher in the US because it has to cover employees who use tobacco products. If America had universal health care, these would be covered. Consequently, shareholder revenues are diminished when company finances must cover health care costs many stemming from cancer and other diseases arising from tobacco use.

i “Snuff Not Safe: Smokeless Tobacco Delivers More of Some Dangerous Carcinogens Then Cigarettes,” Science Daily, August 10, 2007.
ii Ibid.
iii John R. Seffrin, quoted in The New York Times, 08.31.07

Because access to affordable, comprehensive health care/insurance in most significant social policy issue in Americaiv and has become a central concern in the 2008 presidential campaign:

RESOLVED: Shareholders urge the Board of Directors to adopt principles for comprehensive health care reform (such as those based upon principles reported by the institute of Medicine: Health care coverage should be universal, continuous, and affordable to individuals and families. Any health insurance strategy should be affordable and sustainable for society and should enhance health and well-being by promoting access to high-quality care that is effective, efficient, safe, timely, patient-centered, and equitable).

Supporting Statement

As shareholders, we believe publicly-held companies must account to all their stakeholders vis-à-vis their positions on critical public policy issues, like universal health care, especially tobacco companies because they contribute so much to the health problems of so many. We ask fellow shareholders to support this resolution.”

COMPANY’S RESPONSE

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE FOREGOING PROPOSAL (Proposal No. 4).

The Company does not believe that it should be devoting Company resources to adopting principles of comprehensive health care reform, which while an important issue, is one of national concern. The Company recognizes that there are many views on this subject and options to consider and believes that these issues are best addressed by Congress and the Administration. Moreover, the Company does not agree with certain assertions contained in the Proposal. Accordingly, while the Company is sensitive to the present costs of providing health care insurance, the Company does not believe that it would be appropriate for it to devote to this matter the resources requested by the proponent.

The Company is supportive of fair and equitable health care opportunities for all Americans. In that regard, the Company devotes significant resources to exploring the alternatives available for its employees and to making sure that we provide options to our employees which we believe are appropriate and affordable.

Accordingly, the Board of Directors believes that the adoption of this proposal is not in the best interests of the Company or its stockholders and urges stockholders to vote AGAINST it. Your appointed proxies will vote your shares AGAINST Proposal No. 4 unless you instruct otherwise in the proxy form.

The affirmative vote of a majority of shares of Common Stock present in person or by proxy is required to adopt this proposal. In accordance with Delaware law, abstentions will, while broker non-votes will not, be treated as present for purposes of the preceding sentence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s directors and officers, including executive officers, and persons who own more than 10 percent of common stock, to file with the SEC and the NYSE initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Such persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 2007, all Section 16(a) filing requirements applicable to such individuals were complied with in a timely manner except for Mr. James D. Patracuolla, whose Form 4 reporting the withholding by the Company of 1,101 shares of Common Stock on September 10, 2007 in order to satisfy a tax obligation in connection with the vesting of a restricted stock award, and Mr. Daniel W. Butler whose Form 4 reporting the withholding by the Company of 714 shares of Common Stock on September 10, 2007 in order to satisfy a tax obligation in connection with

iv NBC News/Wall Street Journal, Kaiser Foundation Health Tracking Poll, The New York Times/CBS News.

the vesting of a restricted stock award were inadvertently filed late due to administrative errors made by the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information, per Schedule 13Gs as of December 31, 2007, regarding all persons which, to the knowledge of the Company, beneficially own 5 percent or more of the outstanding Common Stock.

		Percentage of
Name and Address	Shares	Outstanding

Capital Research Global Investors(1)	10,833,900	6.9%
333 South Hope Street Los Angeles, CA 90071
Goldman Sachs Asset Management, L.P.(2)	9,747,726	6.2%
32 Old Slip New York, NY 10005
Renaissance Technologies LLC(3)	9,710,500	6.2%
800 Third Avenue New York, NY 10022

(1) Information obtained from Schedule 13G dated as of February 11, 2008 and filed by Capital Research Global Investors (“CRGI”). CRGI reported sole voting power over 8,833,900 shares, and sole dispositive power over 10,833,900 shares.

(2) Information obtained from Schedule 13G dated as of January 30, 2008 and filed by Goldman Sachs Asset Management, L.P. (“GSAM LP”). GSAM LP reported sole voting power over 6,589,378 shares, shared voting power over 286,076 shares, sole dispositive power over 9,442,050 shares, and shared dispositive power over 305,676 shares.

(3) Information obtained from Schedule 13G dated as of February 12, 2008 and filed by Renaissance Technologies LLC (“RT LLC”). RT LLC reported sole voting power over 9,710,500 shares and sole dispositive power over 9,710,500 shares.

INFORMATION RESPECTING PROXIES

Your shares are registered in the name and manner shown on the enclosed form of proxy. Please sign the proxy in the same manner. It is not necessary for you to indicate the number of shares you hold.

Expenses incurred in connection with the solicitation of proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, or electronically through the Internet, arrangements may be made pursuant to which brokers, bank nominees and other institutional holders of record will distribute at the Company’s expense proxies and proxy material to the appropriate beneficial owners, and assistance in the solicitation of proxies from such holders of record will be rendered by Georgeson Inc., New York, New York, for a fee of approximately $21,000.

OTHER BUSINESS

As of March 6, 2008, the Board knows of no other business which will come before the meeting. If any other business shall properly come before the meeting, including any proposal submitted by a stockholder which was omitted from this Proxy Statement in accordance with the applicable provisions of the federal securities laws, your authorized proxies will vote thereon in accordance with their best judgment.

2009 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder wishes to submit a proposal for inclusion in the Proxy Statement prepared for the 2009 Annual Meeting of Stockholders, such proposal must be received by the Secretary at the Company’s office no later than November 24, 2008.

In addition, the By-Laws provide that only such business as is properly brought before the Annual Meeting will be conducted. For business to be properly brought before the meeting or nominations to be properly made at the Annual Meeting by a stockholder, written notice must be received by the Secretary not less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting and such notice must contain the information listed under the caption “Director Nomination Procedures” on page 10 of this proxy statement. Accordingly, if a stockholder intends to present a matter at the 2009 Annual Meeting of Stockholders, notice of such must be received by the Secretary at the Company’s office no later than February 5, 2009. Notice must be received by such date if the matter is to be considered “timely” under Rule 14a-4(c) of the Securities Exchange Act. A copy of the By-Laws may be obtained by writing to the Secretary.

By order of the Board of Directors,

RICHARD A. KOHLBERGER
Senior Vice President, General
Counsel, Secretary and Chief
Administrative Officer

MR A SAMPLE DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Time, on May 6, 2008.

Vote by Internet
•	Log on to the Internet and go to www.investorvote.com/ust
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors — The Board of Directors recommends a vote FOR Proposal 1.
1. Nominees — The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01 - J. D. Barr	☐	☐	02 - J. P. Clancey	☐	☐	03 - P. Diaz Dennis	☐	☐
04 - J. E. Heid	☐	☐	05 - M. S. Kessler	☐	☐	06 - P. J. Neff	☐	☐
07 - A. J. Parsons	☐	☐	08 - R. J. Rossi	☐	☐	09 - L. J. Ruisi	☐	☐

B	Approval of Auditors — The Board of Directors recommends a vote FOR Proposal 2.

		For	Against	Abstain
2.	Proposal to ratify and approve Ernst & Young LLP as independent auditors of the Company for the year 2008.	☐	☐	☐

C	Stockholder Proposals — The Board of Directors recommends a vote AGAINST Stockholder Proposals 3 and 4.

		For	Against	Abstain
3.	Stockholder Proposal relating to the calling of special meetings by stockholders.	☐	☐	☐

		For	Against	Abstain
4.	Stockholder Proposal relating to health care reform principles.	☐	☐	☐

And in their discretion, upon such other business as may properly come before the meeting.

D	Non-Voting Items
Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - E ON BOTH SIDES OF THIS CARD.

CONSIDER RECEIVING FUTURE UST INC. PROXY MATERIALS VIA THE INTERNET!
Consider receiving future UST Inc. Proxy Notifications in electronic form rather than in printed form. While voting via the Internet, just click the box to give your consent and thereby save UST Inc. the future costs of producing, distributing and mailing these materials.
Accessing UST Inc. Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. If you do not consent to access the UST Inc. Annual Report and Proxy materials via the Internet, you will continue to receive the Proxy Notification in the mail.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy / Instruction Card — UST Inc.

ANNUAL MEETING OF STOCKHOLDERS — MAY 6, 2008
The undersigned hereby appoints MURRAY S. KESSLER, RICHARD A. KOHLBERGER and RAYMOND P. SILCOCK, or any of them, with full power of substitution, attorneys and proxies to vote all shares of Common Stock of UST Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Holiday Inn Downtown Stamford, 700 East Main Street, Stamford, Connecticut, on Tuesday, the 6th day of May 2008, at 10:00 a.m., and at any and all adjournments thereof, on the matters listed on the reverse side which are set forth in the UST Inc. 2008 Proxy Statement.
This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, it will be voted FOR Proposals 1 and 2 and AGAINST Proposals 3 and 4.
If applicable, for participants of the UST Inc. Employees’ Savings Plan, this card also constitutes voting instructions to Vanguard Fiduciary Trust Company, the Trustee under the Plan, to vote the shares of the Company’s common stock held in the undersigned’s account(s) in the Savings Plan at the Annual Meeting of Stockholders to be held on May 6, 2008. If no voting instructions are provided, the shares reflected on this Proxy/Instruction Card will be voted by the Trustee in the same proportion as shares as to which voting instructions have been received. Your instructions to the Trustees will be confidential.
A Notice of the 2008 Annual Meeting and Proxy Statement and a 2007 Annual Report are enclosed.
PLEASE MARK, DATE AND SIGN BELOW.

E	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - E ON BOTH SIDES OF THIS CARD.